Exhibit 99.1

SENIOR SECURED PROMISSORY NOTE AND WARRANT

PURCHASE AGREEMENT

by and among

KiOR, Inc.,

KiOR Columbus, LLC,

the Purchasers party hereto and

the Agent

March 31, 2014

ARTICLE 6
COVENANTS		25
6.1	Financial Reports; Notices	25
6.2	Inspection Rights	25
6.3	Further Assurances	25
6.4	Negative Covenants	27
6.5	Collateral	27
6.6	Taxes	27
6.7	Deposit Accounts	28
6.8	Subsidiaries	28
6.9	Certain After-Acquired Collateral; Insurance	28
6.10	Compliance with Laws	29
6.11	Register	29
6.12	Kior Columbus, LLC	29
6.13	Amendment to Existing Loan	29

ARTICLE 7
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES		30
7.1	Restrictions on Transferability	30

ARTICLE 8
EVENTS OF DEFAULT		30
8.1	Payments	30
8.2	Covenants	30
8.3	Other Transaction Documents	31
8.4	Representations	31
8.5	Insolvency	31
8.6	Attachments; Judgments	31
8.7	Other Obligations	31
8.8	Invalidity	31

ARTICLE 9
REMEDIES		32
9.1	General	32
9.2	Collection; Foreclosure	32
9.3	No Waiver	33
9.4	Cumulative Remedies	33
9.5	License	33
9.6	Power of Attorney	33

ARTICLE 10
MISCELLANEOUS		34
10.1	Survival of Representations, Warranties and Agreements	34
10.2	Notices	34
10.3	Entire Agreement; Amendments	34
10.4	No Strict Construction	35
10.5	No Waiver	35
10.6	Severability	35
10.7	Governing Law	35
10.8	Counterparts	35
10.9	[Reserved]	35

10.10	Assignment	35
10.11	Further Assurances	35
10.12	[Reserved]	35
10.13	[Reserved]	36
10.14	Relationship with Purchasers	36

ARTICLE 11
AGENT		36
11.1	Appointment and Authority	36
11.2	Duties	36
11.3	Agent Professionals	36
11.4	Instructions of Required Purchasers	36
11.5	Lien Releases; Care of Collateral	37
11.6	Possession of Collateral	37
11.7	Reliance By Agent	37
11.8	Action Upon Default	37
11.9	Ratable Sharing	37
11.10	Indemnification	38
11.11	Limitation on Responsibilities of Agent	38
11.12	Resignation; Successor Agent	38
11.13	Separate Collateral Agent	39
11.14	Due Diligence and Non-Reliance	39
11.15	Recovery of Payments	39
11.16	Agent in its Individual Capacity	39
11.17	No Third Party Beneficiaries	40

ARTICLE 12
GUARANTEE		40
12.1	Guarantee	40
12.2	Limitation on Liability	41
12.3	Successors and Assigns	41
12.4	No Waiver	42
12.5	Modification	42

KIOR, INC.

SENIOR SECURED PROMISSORY NOTE AND WARRANT

PURCHASE AGREEMENT

March 31, 2014

This Senior Secured Promissory Note and Warrant Purchase Agreement (this “Agreement”) is entered into as of the date set forth above by and among KiOR, Inc., a Delaware corporation (“KiOR”, and together with each other Subsidiary that is a party hereto or becomes a party hereto, collectively the “Company”), the undersigned purchasers (each a “Purchaser” and collectively, the “Purchasers”) set forth on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”) and KFT Trust in its capacity as agent for the Purchasers (in such capacity, “Agent”). The parties hereby agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF SECURITIES

1.1 Authorization and Sale of Notes and Warrants.

(A) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, severally and not jointly, and KiOR agrees to sell and issue to each Purchaser, one or more Notes, in the principal amount set forth opposite such Purchaser’s name under the heading “First Closing” on Exhibit A attached to this Agreement. The initial purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures immediately following the execution and delivery of this Agreement, subject to the satisfaction of each of the Closing Conditions set forth in Section 3.1(A) below (which time and place are designated as the “First Closing”). At the First Closing, KiOR shall deliver to each Purchaser an executed Note being purchased by such Purchaser against payment of the purchase price therefor by wire transfer to the bank account that has been designated by KiOR.

(B) Subject to the terms and conditions of this Agreement, at the beginning of each full month following the First Closing, and provided that in each preceding month the Company satisfactorily achieves each of the milestones set forth in Annex A hereto (the “Milestones”), as determined in the sole discretion of (and to the satisfaction of) the Required Purchasers (it being understood and agreed that the Purchasers shall have no liability hereunder (or otherwise) as a result of any determination that the Milestones have not been achieved, then each Purchaser shall purchase, severally and not jointly, and KiOR shall sell, pursuant to the terms and conditions of this Agreement, one or more Notes, in a principal amount to be mutually agreed by the Company (each, an “Additional Closing”), provided that in no event shall the Purchasers be obligated to purchase more than an aggregate of $25,000,000 in principal amount of Notes hereunder. Subject to the satisfaction in full of each of the Closing Conditions set forth in Section 3.1(B) and to the execution and delivery of those instruments, certificates and agreements contemplated by this Agreement to be delivered at or prior the purchase and sale of such Notes, the purchase and sale of such Notes shall take place on the applicable date agreed by the Company and the Purchasers. At each Additional Closing, KiOR shall deliver to each Purchaser an executed Note being purchased by such Purchaser against payment of the purchase price therefor by wire transfer to the bank account designated by KiOR. The Company shall revise Exhibit A after each Additional Closing to include the amount of Notes issued at such Closing.

(C) At each Closing, the Company shall issue to each Purchaser a Warrant, in the form attached hereto as Exhibit E (each, a “Warrant”), which Additional Warrant shall (A) be exercisable (assuming no “Net Issuance,” as defined therein) for a number of shares of Class A Common Stock equal to a fraction (such fraction, the “Warrant Shares”) (i) whose numerator is 10% of the principal amount of the Note issued to such Purchaser as such Closing, and (ii) whose denominator is the Exercise Price (as defined in the Warrant).

1.2 Use of Proceeds. In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Notes for general corporate purposes.

1.3 Tax Status of Purchasers. Each Purchaser, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company to determine whether or not such Purchaser is subject to withholding or information reporting requirements.

1.4 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent (or an agent or control agent for Agent), the relevant Company and a third party bank or other institution in which such Company maintains a Deposit Account, securities account or investment account and which perfects Agent’s (or such agent’s or control agent’s) security interest in the subject account or accounts.

“Additional Closing” has the meaning set forth in Section 1.1(B).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, in no event shall any of the following be deemed an Affiliate of the Company for purposes of Section 4 hereof: KFT Trust.

“Affiliate Transaction” means any transaction directly or indirectly between the Company or any Subsidiary and any Affiliate thereof, other than (i) customary employee benefits, including equity based compensation, made available to employees in the ordinary course of business, (ii) transfers of Cash in the ordinary course of business among any Company and any Subsidiary and on terms that are fair to such Company in the reasonable determination of the Board of Directors or senior management of KiOR, (iii) Indebtedness among the Company and any Subsidiary that is permitted hereunder, (iv) executive or Board of Directors compensation arrangements in the ordinary course of business; and (v) transactions in respect of, and contemplated by the terms of, the Existing Loan as in effect on the date hereof and the Convertible Loan as in effect on the date hereof.

“Agent Indemnitees” means Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” means this Senior Secured Note and Warrant Purchase Agreement, as amended from time to time.

“Amendment to Existing Loan” shall mean Amendment No.3 to the Loan and Security Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

“Amendment to Convertible Loan” shall mean Amendment No.2 to Senior Secured Convertible Promissory Note Purchase Agreement dated as of the date hereof.

“Assets” means all of the assets (real and personal, tangible and intangible, including all Intellectual Property) that are used or held for use in connection with the Company’s or any Subsidiary’s business or are reflected on the Financial Statements.

“Board of Directors” means the board of directors of KiOR.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Capital Assets” means capital assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP as in effect on the date of this Agreement.

“Capital Expenditures” means amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets.

“Cash” means all cash and liquid funds.

“Change in Control” means: (i) a consolidation, merger, reorganization or other form of acquisition of or by KiOR or other transaction in which KiOR’s stockholders retain less than 70% (by vote or value) of the surviving entity; (ii) any person or group, other than Khosla Ventures or KFT Trust, is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the capital stock of KiOR; (iii) the adoption of a plan relating to the liquidation or dissolution of KiOR; or (iv) a sale or other transfer of all or substantially all of KiOR’s assets.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all assets of the Company, now owned or hereafter acquired, upon which a Lien is purported to be created by any Transaction Document.

“Company Products” means all products, processes, software, service offerings, technical data or technology currently being designed, manufactured or sold by the Company or which the Company intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by the Company since its incorporation.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices (the amount of any such obligation to be equal at any time to (x) on or after the date on which the applicable agreement has been closed out and the termination value determined in accordance therewith, the termination value of such agreement or arrangement that would be payable by such person at such time (after taking into account any applicable netting agreement), and (y) at any time prior thereto, the mark to market value(s) for such agreement); provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. To the extent not provided herein, the amount of any Contingent Obligation described in clauses (i) and (ii) above, shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Convertible Loan” means the loans under that certain Senior Secured Convertible Promissory Note Purchase Agreement by and among the Company and its subsidiaries, the purchasers party thereto, and Khosla Ventures III L.P., dated as of October 18, 2013, as amended by Amendment No. 1 to Convertible Loan dated as of October 20, 2013, and as amended by the Amendment to Convertible Loan, and as amended from time to time.

“Copyright License” means any written or oral agreement granting any right to the Company to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest and all license fees and royalties arising therefrom.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, provided that payroll accounts, trust fund accounts (including flexible spending accounts) and any accounts containing only the cash, certificates of deposit and/or cash equivalents subject to liens described in clause (xiv) of the definition of Permitted Liens shall not be “Deposit Accounts” as used in this Agreement and the Transaction Documents.

“Enforcement Action” means any action to enforce any Secured Obligations or Transaction Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, exercise of any right to vote or act in the Company’s Insolvency Proceeding, or otherwise).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Event of Default” has the meaning given to it in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Loan” means the outstanding loan in the original principal amount of up to $125 million, and including all accrued PIK Interest (as defined therein) and other amounts from time to time owing thereunder, by the Company made pursuant to that certain Loan and Security Agreement, dated January 26, 2012, as amended by Amendment No. 1 to Loan and Security Agreement dated as of March 17, 2013, Amendment No. 2 to Loan and Security Agreement dated as of October 21, 2013, and the Amendment to Existing Loan Agreement, and as amended from time to time as permitted hereunder, by and among the Company and the parties thereto.

“Financial Statements” has the meaning given to it in Section 6.1.

“First Closing” has the meaning set forth in Section 1.1(A).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, and for the interpretation of “Capital Assets” in the definition of “Capital Expenditures,” in each case unless the parties otherwise agree in writing.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, (d) all indebtedness of other Persons secured by a Lien on the assets of such Person, whether or not such Indebtedness is assumed by such Person, (e) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Preferred Stock (in each case, other than any obligations that are convertible into or payable in Preferred Stock, provided that neither such obligations nor such Preferred Stock shall require any cash payments with respect thereto prior to ninety one (91) days after the Maturity Date), and (f) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of the Copyrights, Trademarks, Patents, Licenses, trade secrets, proprietary information, processes and inventions, mask works, domain names and internet websites, designs rights, rights in computer software and computer software products used in connection with, and material to the conduct of, the Company’s business; the applications therefor and reissues, extensions, or renewals thereof; and the goodwill associated with any of the foregoing, together with the rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests or other securities) of or in any Person, or any loan, advance or other extension of credit, or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or business unit of another Person. For the avoidance of doubt, guarantees shall be deemed Investments.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit B.

“KFT Trust” means Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee.

“Khosla Ventures” means collectively, Khosla Ventures II, LP and Khosla Ventures III, LP.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Material Adverse Effect” means the occurrence of an event, effect, development, change, state of facts, condition, or occurrence that, individually or in the aggregate with all other events, effects, developments, changes, states of fact, conditions or occurrences has a material adverse effect upon: (i) the business, operations, results of operations, properties, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company and its subsidiaries taken as a whole to perform any of their obligations under the Transaction Documents, including, without limitation, repayment of the Secured Obligations when due in accordance with the terms of the Transaction Documents, or the ability of Agent or any Purchaser to enforce any of their rights or remedies with respect to the Secured Obligations or the Collateral in accordance with this Agreement; or (iii) the Collateral or the status, existence, perfection, priority, or enforceability of Agent’s Liens on the Collateral.

“Maturity Date” means any date elected by the Required Purchasers after July 1, 2014, provided that the Required Purchasers provides the Company with at least 10 days advance written notice of such date, and provided further that if the Required Purchasers shall not have provided such notice prior to March 31, 2017, then the Maturity Date shall be April 2, 2017.

“Mississippi Loan Documents” means that certain Loan Agreement by and between Mississippi Development Authority and Kior Columbus, LLC dated as of March 17, 2011, that certain Guaranty, dated as of March 17, 2011, made by KiOR in favor of Mississippi Development Authority, that certain Memorandum of Understanding by and between Mississippi Development Authority and Kior, Inc. dated November 2010, and the documents, instruments and agreements executed in connection with the foregoing, each as amended, supplemented, modified, restated or refinanced from time to time in accordance with the terms hereof.

“Non-Disclosure Agreement” means a non-disclosure agreement in form and substance reasonable acceptable to the Company, executed by a Purchaser in favor of the Company.

“Note(s)” means a Senior Secured Promissory Note in the form attached hereto as Exhibit C.

“Patent License” means any written or oral agreement granting any right to the Company with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including, without limitation, improvements, divisions, continuations and continuations-in-part of the same.

“Permitted Indebtedness” means: (i) Indebtedness of the Company in favor of Agent and the Purchasers arising under this Agreement or any other Transaction Document; (ii) Indebtedness existing on the date of the First Closing which is disclosed in Schedule 1A and any Refinancing Indebtedness in respect of such Indebtedness; (iii) Indebtedness in the aggregate principal amount of up to $1,000,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness at the time of incurrence does not exceed the lesser of the cost or fair market value of the Equipment or other property financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Permitted Investments (other than Permitted Investments permitted under clause (xii) of the definition thereof to the extent such Investments constitute Indebtedness); (vi) Subordinated Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness; (vii) reimbursement obligations in connection with letters of credit and credit cards issued on behalf of the Company or a Subsidiary thereof in an amount not to exceed $1,000,000 at any time outstanding, (viii) Indebtedness among KiOR and any Company; (ix) other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; (x) Indebtedness of the Company pursuant to the Mississippi Loan Documents in an aggregate principal amount (excluding any interest paid in kind) not to exceed $80,000,000 at any time outstanding; and (xi) Indebtedness under the Convertible Loan and any Refinancing Indebtedness in respect of such Indebtedness.

“Permitted Investment” means: (i) Investments existing on the date of the First Closing which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by members of the Federal Reserve System with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market funds substantially all of whose assets are invested in the types of assets described in this clause (ii); (iii) repurchases of stock from former employees, directors, or consultants of the Company under the terms of applicable repurchase agreements or as otherwise approved by the Board of Directors, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (iv) Investments consisting of guarantees of obligations of any Company to the extent such obligations are otherwise permitted hereunder; (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (v) shall not apply to Investments of the Company in any Subsidiary; (vi) Investments consisting of non-cash loans to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Board of Directors so long as such loans are used in their entirety to purchase such capital stock of the Company; (vii) Investments consisting of travel and relocation advances in the ordinary course of business; (viii) Investments in Subsidiaries organized in the United States; provided that such Subsidiaries are either a Company or will become a Company under the terms and within the time frame set forth in Section 6.8; (ix) (I) Investments by any Company in any other Company, and (II) Investments by any Subsidiary in any Company in an aggregate amount for all such Investments under this clause (II) not to exceed $1,000,000 outstanding at any time; (x) Investments in subsidiaries organized outside of the United States approved in advance in writing by the Required Purchasers; (xi)

joint ventures or strategic alliances in the ordinary course of the Company’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments in connection therewith by the Company in another Person that is not the Company do not exceed $1,000,000 in the aggregate in any fiscal year; (xii) additional Investments that do not exceed $1,000,000 in the aggregate; and (xiii) Permitted Transfers (other than Permitted Transfers permitted under clause (iv) of the definition thereof to the extent such transfers constitute Indebtedness hereunder).

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent; (ii) Liens existing on the date of the First Closing which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintain adequate reserves therefor in accordance with GAAP and no such Lien has priority over Agent’s Liens in the Collateral; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens securing a material obligation and arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations (other than for the repayment of borrowed money); (vii) Liens on Equipment or software or other intellectual property, and related property (including products and proceeds (including insurance proceeds) thereof), constituting purchase money liens and liens in connection with capital leases, in each case, solely to the extent securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness, provided that such Liens secure only assets of any Company that constitute Collateral for the Secured Obligations hereunder; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance policies and proceeds thereof (including money that is or may become due to the insured, any unearned premiums, any dividends which may become due and any interests arising under a state guarantee fund) securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms solely to the extent incurred in connection with the maintenance of such deposit or securities accounts in the ordinary course of business; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness so long as the aggregate amount of such cash and cash equivalents does not exceed $1,500,000 at any time; (xv) Liens in connection with operating leases; (xvi) Permitted Transfers; (xvii) [Reserved]; (xviii) Liens under the Mississippi Loan Documents to the extent such Liens do not extend to any additional property of the Company or any Subsidiary after the First Closing; (xix) Liens described on Exhibit B to that certain Deed of Trust, Fixture Filing and Assignment of Leases and Rents dated as of December 12, 2011, by and among KiOR Columbus, LLC, as Grantor, Waverly Harkins, Special Assistant Attorney General, as Trustee, and

Mississippi Development Authority, as Beneficiary; (xx) Liens securing the Convertible Loan; and (xxi) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness.

“Permitted Transferee” has the meaning set forth in Section 7.1.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) other transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year, (v) Permitted Investments, and (vi) Permitted Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by KiOR that has any rights, preferences or privileges senior to the Class A Common Stock and Class B Common Stock.

“Purchaser” and “Purchasers” have the meaning given to them in the preamble to this Agreement.

“Purchaser Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Purchaser in connection with this Agreement, the Transaction Documents, any other document or agreement described in or related to this Agreement, and the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, all such costs, expenses and fees: (a) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, performance, collection, defense and enforcement of the Transaction Documents and the Indebtedness arising thereunder (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (b) incurred in connection with the creation, perfection, protection, satisfaction, foreclosure, or enforcement of any security interest granted under the Transaction Document (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (c) incurred in connection with the preparation and submission of all antitrust and competition related filings (including, without limitation, any filings required to be submitted under the HSR Act); and (d) otherwise incurred with respect to the Company.

“Receivables” means (i) all of the Company’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (ii) such refinancings, renewals, or extensions are not on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Purchasers, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Purchasers as those that were applicable to the refinanced, renewed, or extended Indebtedness, (iv) such refinanced, renewed, or extended Indebtedness has a weighted average maturity (measured as of the date of such refinancing, renewal or extension) and maturity no shorter than that of the Indebtedness so refinanced, renewed, or extended, (v) such refinanced, renewed, or extended Indebtedness is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, renewed, or extended, (vi) the obligors of such refinanced, renewed, or extended Indebtedness are the same as the obligors of the Indebtedness being refinanced, renewed, or extended, and (vii) such refinancings, renewals, or extensions do not result in terms materially more burdensome upon the Company or any Subsidiary.

“Required Purchasers” means Purchasers, or their Permitted Transferees, holding more than a majority of the principal amount of all then-outstanding Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Purchaser Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest (and paid in kind interest) not paid when due and all other expenses or other amounts that any Company is required to pay or reimburse pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subordination Agreement” means the Amended and Restated Subordination Agreement, among the Company and the First-Lien and Second-Lien Agents referenced therein dated as of March 31, 2014, in substantially the form attached hereto as Exhibit D, and as amended from time to time.

“Subordinated Indebtedness” means (a) Indebtedness under the Existing Loan subordinated to the Secured Obligations pursuant to the Subordination Agreement and (b) such other Indebtedness that is subordinated to the Secured Obligations, pursuant to documentation, in amounts and on terms and conditions satisfactory to the Required Purchasers in their discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark License” means any written or oral agreement granting any right to the Company to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Trademarks” means all trademarks, service marks, trade names and trade dress (with respect to all of the foregoing, whether registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Transaction Documents” means this Agreement, the Notes, the Warrant, the Account Control Agreements, the Joinder Agreements, the Subordination Agreement, and any other documents executed in connection therewith or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UCC Collateral” has the meaning set forth in Section 2.

“USRPI” means “United States real property interest” as defined in Section 897(c)(1) of the Code, and Treasury Regulation Section 1.897-1(c).

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

“Warrant(s)” means a Warrant in the form attached hereto as Exhibit E.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Transaction Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein, terms that are used herein and defined in the UCC shall have the meanings given to them in the UCC. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to cover all genders. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein. References herein to any agreement or letter will be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time in accordance with the terms hereof. Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

ARTICLE 2

SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) and performance of all the Secured Obligations, each Company grants to Agent, for the benefit of Agent and the Purchasers, a security interest in and Lien upon all of such Company’s right, title, and interest in and to all Fixtures and the following personal property, in each case, whether now owned or hereafter acquired or arising and wherever located (collectively, the “UCC Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) all Commercial Tort Claims described in Schedule 4.15 (together with Commercial Tort Claims subject to a further writing provided in accordance with Section 6.3); (k) all Contracts; (l) all Intellectual Property; and all other tangible and intangible personal property of such Company whether now or hereafter owned or existing or acquired by such Company, and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records pertaining to each the foregoing. Notwithstanding any of the foregoing, the Collateral shall not under any circumstance include, and no security interest is granted in (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of a Company if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of a Company in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, or license agreement); (ii) any assets subject to Liens under the Mississippi Loan Documents as of the date of the First Closing, (iii) any cash or cash equivalents described in clause (vii) of the definition of Permitted Indebtedness, and (iv) assets subject to a Lien permitted under clause (vii) of the definition of “Permitted Liens”.

ARTICLE 3

CLOSING CONDITIONS

3.1 Closings.

(A) First Closing.

i. The obligations of KiOR to sell the Notes, and of the Purchasers to purchase, severally and not jointly, the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions:

(a) the notifications of the Purchasers and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated; and

(b) consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law.

ii. The obligations of KiOR to sell the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) each Purchaser shall have delivered to each other party an executed original of this Agreement and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby;

(b) each Purchaser shall have executed and delivered a Non-Disclosure Agreement; and

(c) each Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the amount set forth opposite such Purchaser’s name under the heading “Aggregate Principal Amount of Notes” on the Schedule of Purchasers for the Notes being purchased by such Purchaser at the First Closing. The First Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on the Schedule of Purchasers have tendered to KiOR the applicable Principal Amount of Notes indicated thereon.

iii. The obligations of each Purchaser to Purchase, severally and not jointly, the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

(a) the Company shall have delivered to each other party an executed original of this Agreement and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral;

(b) the Company shall have delivered to each Purchaser certified copies of resolutions of the Company’s Board of Directors, and with respect to each Subsidiary party hereto, sole member, as applicable, evidencing approval of this Agreement, the transactions contemplated hereunder and other transactions evidenced by the Transaction Documents;

(c) the Company and each of its Subsidiaries party hereto shall have delivered to each Purchaser certified copies of the Certificate of Incorporation and the Bylaws, or other organizational documents, as applicable, each as amended through the First Closing, of the Company and each Subsidiary party hereto;

(d) the Company and each Subsidiary party hereto shall have delivered to each Purchaser a certificate of good standing for the Company and each Subsidiary party hereto from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) each Purchaser shall have received UCC and Lien searches and other evidence satisfactory to each Purchaser that there are no Liens upon the Collateral except Permitted Liens;

(f) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by “materiality” or “Material Adverse Effect” in the text thereof) on and as of the First Closing;

(g) the Company shall have performed and complied with any covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the First Closing;

(h) the Chief Executive Officer of KiOR shall deliver to the Purchasers at the First Closing a certificate certifying that the conditions specified in Sections 3.1(A)(iii)(f) and 3.1(A)(iii)(g) have been fulfilled;

(i) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and the Purchasers, and no such consent, authorization or approval shall have been revoked.

(j) the Company shall have affected the Amendment to Existing Loan and the Amendment to Convertible Loan;

(k) the Company and the lenders under the Existing Loan shall have entered into the Subordination Agreement;

(l) the Company, the purchasers under the Convertible Loan and the Purchasers under this Agreement shall have entered into the Intercreditor Agreement; and

(l) KiOR shall deliver to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name under the heading “First Closing” on the Schedule of Purchasers registered in the name of such Purchaser, and a Warrant.

(B) Additional Closing.

i. The obligations of KiOR to sell the Notes, and of the Purchasers to purchase the Notes are subject to the fulfillment, on or before each Additional Closing, of each of the following conditions:

(a) The notifications of the Purchasers and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated; and

(b) Consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law.

ii. The obligations of KiOR to sell the Notes are subject to the fulfillment, on or before any Additional Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) each Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the applicable amount set forth opposite such Purchaser’s name under the heading “Additional Closing” on the Schedule of Purchasers for the Notes being purchased by such Purchaser at the Additional Closing. The Additional Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on the Schedule of Purchasers have tendered to KiOR the applicable Purchase Price indicated thereon; and

(b) each of the representations and warranties of each Purchaser in this Agreement and the other Transaction Documents shall be true and correct on the date of the Additional Closing, and the occurrence of such Additional Closing shall be deemed to be a representation and warranty of each Purchaser that such representations and warranties are true and correct.

iii. The obligations of each Purchaser to purchase the Notes are subject to the fulfillment, on or before each Additional Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

(a) the Required Purchasers shall have determined that the Company shall have satisfied the applicable Milestone (as determined in the sole discretion of (and to the satisfaction of) the Required Purchasers);

(b) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by “materiality” or “Material Adverse Effect” in the text thereof) on and as of such Additional Closing, and no Default or Event of Default shall have occurred and be continuing as of the date of such Additional Closing; and

(c) the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Additional Closing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KIOR

KiOR hereby represents and warrants to each Purchaser as of the date hereof that:

4.1 Corporate Status. The Company is a corporation or limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation or limited liability company in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. In the five years preceding the First Closing, the Company has not been party to any merger or combination.

4.2 Collateral. The Company owns the Collateral, free of all Liens, except for Permitted Liens and Permitted Transfers. The Company has the corporate or limited liability company power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations. This Agreement is effective to create, as collateral security for the Secured Obligations of such Company, valid and enforceable liens on such Company’s Collateral in favor of the Agent for the benefit of the Purchasers, except as enforceability may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

4.3 Consents. The Company’s execution, delivery and performance of the Notes, this Agreement and all other Transaction Documents and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary corporate or limited liability company action of the Company, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Transaction Documents, (iii) do not violate any provisions of any the Company’s Certificate of Incorporation, bylaws, Certificate of Formation, or operating agreement, as applicable, or any, material law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, (iv) require no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the HSR Act and as set forth on Schedule 4.3, and (v) except as described on Schedule 4.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Transaction Documents are duly authorized to do so.

4.4 Material Adverse Effect. Since December 31, 2013, no event that has had or could reasonably be excepted to have a Material Adverse Effect has occurred and is continuing.

4.5 Reserved.

4.6 Laws. The Company is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to be materially adverse to the Company taken as a whole. The Company is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to be materially adverse to the Company taken as a whole.

4.7 Information Correct and Current. No financial statement, exhibit or schedule furnished, by or on behalf of the Company to Agent or any Purchaser in connection with any Transaction Document contained any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Company to Agent and each Purchaser shall be at the time delivered provided in good faith and based on the most current data and information available to the Company, it being recognized by Agent and each Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. For purposes of clarification this representation is not intended to apply to nor does it apply to any of the financial statements, exhibits or materials described in Section 4.19 hereof.

4.8 Tax Matters. Except as described on Schedule 4.8, (a) the Company and its Subsidiaries has filed all federal and material state and local Tax returns that it is required to file (or extensions thereof) within the time and manner required by applicable law, (b) the Company and its Subsidiaries has duly paid or fully reserved for all material Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) the Company and its Subsidiaries has paid or fully reserved for any material Tax assessment received by the Company or any of its Subsidiaries, if any (including any Taxes being contested in good faith and by appropriate proceedings).

4.9 Intellectual Property Claims. Except for Permitted Liens, the Company is the sole owner of, or otherwise has the right to use, the Intellectual Property used in the conduct of the Company’s business. Except as described on Schedule 4.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no Intellectual Property of the Company has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to the Company that any Intellectual Property violates the rights of any third party, except for any such claims which are not reasonably likely to be found valid or any such claims which, if found valid, would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company is not in material breach of, nor has the Company failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Company’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder, in each case, where such breach or failure would reasonably be expected to be materially adverse to the Company taken as a whole.

4.10 Intellectual Property. Except as described on Schedule 4.10, the Company has all material rights with respect to Intellectual Property necessary in the operation or conduct of the Company’s business as currently conducted and currently contemplated to be conducted. Except as would not reasonably be expected to be materially adverse to the Company taken as whole, the Company owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Company Products.

4.11 Company Products. Except as described on Schedule 4.11, no Intellectual Property owned by the Company or Company Product has been or is subject to any actual or, to the knowledge of the Company, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the Company’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against the Company that obligates the Company to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Company or Company Products, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company has not received any written notice or claim challenging or questioning the Company’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. Neither the Company’s use of Intellectual Property nor the production and sale of Company Products infringes the Intellectual Property or other rights of others, provided that such representation is made to the Company’s knowledge with respect to patent rights of others.

4.12 [Reserved].

4.13 Employee Loans. As of the date of this Agreement, except as set forth on Schedule 4.13 annexed hereto, the Company has no outstanding loans to any employee, officer or director of the Company nor has the Company guaranteed the payment of any loan made to an employee, officer or director of the Company by a third party.

4.14 [Reserved].

4.15 Commercial Tort Claims. Except as set forth on Schedule 4.15 annexed hereto, the Company does not have a Commercial Tort Claim.

4.16 Enforceability. Each Transaction Document is a legal, valid and binding obligation of the Company party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.17 Not a Regulated Entity. The Company is not (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

4.18 Margin Stock. The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors). No proceeds from the sales of the Notes will be used by the Company to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors.

4.19 Filings. The Company has timely filed, with the Securities and Exchange Commission, each report or other document required to be so filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (all of the foregoing filed prior to the date hereof, as each may have been amended, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Securities Exchange Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) which will not be material either individually or in the aggregate.

4.20 Contracts. Except as disclosed in the SEC Documents or on Schedule 4.20, with respect to any contract to which the Company is a party and which is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, except as individually or in the aggregate has not had and would not be materially adverse to the Company taken as a whole, (a) each such contract is valid, binding and enforceable in accordance with its respective terms against the Company, and to the knowledge of the Company, each other party thereto, and in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) neither the Company, nor, to the knowledge of the Company, any counterparty to any such contract, is in violation or breach of such contract. Except as disclosed in the SEC Documents, the Company is not a party to any employment agreement with any individual having the title of vice president or higher or otherwise performing a senior managerial role on behalf of the Company.

4.21 USRPHC. The Company is not a USRPHC as of the date of this Agreement.

4.22 Kior Columbus, LLC. Kior Columbus, LLC (i) is the only subsidiary of KiOR organized within the United States, and (ii) has been properly treated since formation (and through the date hereof) as an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

4.23 Litigation. Except as set forth in Schedule 4.23, as of the date hereof, (a) there is no material Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Assets and (b) there are no material settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries or any of the Assets.

4.24 [Reserved].

4.25 Board Vote. At or prior to the date hereof, the Board of Directors, at a meeting duly called and held, has, by unanimous vote of all directors then in office (other than any director abstaining from such vote), (a) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interest of KiOR’s stockholders; and (b) approved and adopted this Agreement and the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants as follows:

5.1 This Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the Purchaser’s indemnification obligations set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

5.2 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, including investments in securities issued by KiOR and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Notes; (ii) the Purchaser is acquiring the Notes set forth in Article 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Notes or any arrangement or understanding with any other persons regarding the distribution of such Notes; (iii) the Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Notes; (iv) the Purchaser has had an opportunity to discuss this investment with representatives of KiOR and ask questions of them; (v) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (vi) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Notes except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.

5.3 The Purchaser understands that the Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.

5.4 The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes.

5.5 The Purchaser’s principal executive offices are at the address set forth below the Purchaser’s name on the Schedule of Purchasers.

5.6 If the Purchaser is not a U.S. person (as defined in Securities Act Rule 902(k)), he, she or it also represents and warrants as follows:

(A) Such Purchaser is not a U.S. person and is not acquiring the Notes for the account or benefit of any U.S. person.

(B) Such Purchaser will not offer or sell the Notes to a U.S. person or to for the account or benefit of a U.S. person prior to the expiration of the six-month period after the date on which such Purchaser purchased such Notes.

(C) Such Purchaser understands and acknowledges that the Notes have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the rules and regulations adopted thereunder. Accordingly, the Notes may not be offered or sold in the U.S. or to U.S. persons unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Notes may not be conducted unless in compliance with the Securities Act.

(D) Such Purchaser acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Securities Act that is not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

ARTICLE 6

COVENANTS

The Company agrees as follows:

6.1 Financial Reports; Notices. For so long as (i) a Purchaser, as of any given time, beneficially owns 10% or more of the original principal amount of the Notes purchased by it hereunder (a “Major Purchaser”) and (ii) such Purchaser is then party to and bound by the terms of a Non-Disclosure Agreement, the Company shall furnish to such Purchaser the financial statements and reports listed hereinafter (the “Financial Statements”):

(A) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, (i) unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, certified by KiOR’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (x) for the absence of footnotes, and (y) that they are subject to normal year end adjustments; and (ii) the most recent capitalization table for KiOR;

(B) as soon as practicable after the end of each fiscal year (but in no event more than three (3) business days following the filing of KiOR’s Form 10-K with the SEC), audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by the Company, accompanied by an audit report from such accountants, without a “going concern” or like qualification or exception and which is unqualified as to scope of the audit; and

(C) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that the Company has made available to holders of its common stock and/or Preferred Stock, copies of all material financial statements, reports, notices and other documents dispatched by the Company to the holders of the Existing Loan or pursuant to the Mississippi Loan Documents, and copies of any regular, periodic and special reports or registration statements that the Company files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange;

6.2 Inspection Rights. For so long as a Major Purchaser is then party to and bound by the terms of a Non-Disclosure Agreement, the Company shall permit each such Major Purchaser, at such Major Purchaser’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its executive officers, during normal business hours of the Company as may be reasonably requested by the Major Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

6.3 Further Assurances. The Company shall from time to time execute, deliver and file, alone or with Agent or any Purchaser, any financing statements, security agreements, collateral assignments, notices or other documents necessary to perfect or give Agent a first priority Lien on the Collateral (subject, in each case, to Permitted Liens that are allowed to have priority over Agent’s Liens).

The Company shall from time to time procure any instruments or documents as may be reasonably requested by Agent or any Purchaser, and take all further action that may be necessary to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, the Company hereby authorizes Agent to execute and deliver on behalf of the Company and to file financing statements without the signature of the Company either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Company. Without limiting the foregoing, so long as the Notes remain outstanding:

(A) The Company shall protect and defend the Company’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to the Company or Agent or any Purchaser other than Permitted Liens.

(B) The Company shall promptly notify Agent in writing describing the details thereof if any Company acquires a Commercial Tort Claim having a value in excess of $1,000,000, and shall grant to the Agent a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Agent.

(C) The Company will not, except upon not less than 30 days’ prior written notice to the Agent, merge into any Person or change its name or jurisdiction of organization (whether by merger of otherwise); provided that, such Company shall promptly deliver to the Agent all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

(D) Within 30 days after the end of each calendar quarter, the Company will notify the Agent of any acquisition by such Company of (i) any registration of any material Copyright, Patent or Trademark, or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably requested by the Agent to perfect the security interest granted to the Agent and the Purchasers therein.

(E) If a Company shall, as a result of its ownership of any pledged stock, become entitled to receive or shall receive any stock certificate, stock option or similar rights in respect of the equity interests of any Subsidiary of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the pledged stock, or otherwise in respect thereof, such Company shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent, duly indorsed by such Company to the Agent, or accompanied by an undated stock power covering such certificate duly executed in blank by such Company, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (provided that in no event shall there be pledged more than 65% of any series of the outstanding capital stock of any foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the pledged stock upon the liquidation or dissolution of any issuer thereof (except any liquidation or dissolution of any Subsidiary of KiOR permitted by the Credit Agreement) shall be paid over to the Agent, subject to the terms hereof as additional collateral security for the Secured Obligations.

(F) Such Company shall promptly (or on such later date upon which it becomes a party hereto pursuant to Section 6.8), deliver to the Agent all promissory notes issued to, or held or owned by, such Company (excluding any promissory note the principal amount of which does not exceed $1,000,000), endorsed in blank. Furthermore, within ten Business Days after any Company obtains an promissory note with a principal amount in excess of $1,000,000, such Company shall cause such note to be delivered to the Agent, endorsed in blank.

6.4 Negative Covenants. For so long as the Notes remain outstanding, the Company shall not, and shall cause each Subsidiary not to, either directly or indirectly, without the prior written consent of the Required Purchasers, take any of the following actions:

(A) (i) repurchase or redeem any class of stock or other equity interest other than pursuant to (x) employee repurchase plans or similar agreements, or (y) director or consultant repurchase plans or other similar agreements in effect on the date hereof, or (ii) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest (except a dividend or distribution may be made by the Company to any Subsidiary, or by any Subsidiary to the Company provided that such Subsidiary is either a Company or will become a Company under the terms and within the time frame set forth in Section 6.8);

(B) change, modify, amend or waive any provision of the Company’s organizational documents which would reasonably be expected to adversely affect the Notes or the rights of the Purchasers with respect to the Notes;

(C) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than pursuant to the Notes and other Permitted Indebtedness;

(D) acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments;

(E) except for Permitted Transfers, Permitted Liens and Permitted Investments, the Company shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily (i) transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any portion of its assets, (ii) make an Investment, (iii) create or suffer to exist any Lien upon its property; or

(F) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate at any time outstanding for all such loans and guarantees, or otherwise consummate or agree to consummate any Affiliate Transaction.

6.5 Collateral. The Company shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Company’s business or in which such the Company now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). The Company shall give Agent and the Purchasers prompt written notice when the Company knows of any legal process affecting title to the Collateral, or any pending or threatened (in writing) litigation against the Company that would reasonably be expected to have a Material Adverse Effect. The Company shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent and the Company prompt written notice when the Company knows of any legal process affecting title to such Subsidiary’s assets. The Company shall not agree with any Person (other than the lenders, purchasers and agents under the Existing Loan and Convertible Loan or any holder of Permitted Indebtedness) not to grant a Lien on the Collateral to the Agent or any Purchaser.

6.6 Taxes. The Company and its Subsidiaries shall pay when due all material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company or its Subsidiaries or the Collateral or upon the Company’s or its Subsidiaries ownership, possession, use, operation or disposition thereof or upon the Company’s or its Subsidiaries rents, receipts or earnings arising therefrom. The Company or its applicable Subsidiary shall file on or before the due date therefor all material personal property tax returns (or extensions) in respect of the Collateral. Notwithstanding the foregoing, the Company or its applicable Subsidiary may contest, in good faith and by appropriate proceedings, Taxes for which the Company or applicable Subsidiary maintains adequate reserves therefor in accordance with GAAP.

6.7 Deposit Accounts. From and after sixty (60) days after the date of the First Closing, the Company shall not maintain any Deposit Accounts, except with respect to which Agent (or a control agent for Agent) has an Account Control Agreement. For a period of ninety (90) days after the First Closing, the Company shall use their commercially reasonable efforts to cause to be executed and delivered an Account Control Agreement in favor of Agent (or control agent) for each securities account and investment account maintained by the Company; provided that notwithstanding anything to the contrary herein or in any Transaction Document, the failure to have an Account Control Agreement in place for any such securities accounts or investments accounts shall not be a violation of this Agreement or any Transaction Document so long as the Company shall have used their commercially reasonable efforts within such time frame to obtain such Account Control Agreements.

6.8 Subsidiaries. The Company shall notify Agent and the Purchasers of each Subsidiary formed subsequent to the First Closing and, within fifteen (15) business days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States (other than Subsidiaries of foreign Subsidiaries) to execute and deliver to Agent and the Purchasers a Joinder Agreement. The Company shall take such actions as reasonably requested by Agent to perfect the security interest of the Agent in the stock of any such Subsidiary as and to the extent provided herein.

6.9 Certain After-Acquired Collateral; Insurance.

(A) After Acquired Property. Without limiting the provisions of Section 6.3, the Company shall promptly notify Agent and the Purchasers in writing if, after the First Closing, the Company obtains any interest in any Collateral consisting of Deposit Accounts, securities accounts, investment accounts, or registered Intellectual Property, and, upon Agent’s or the Purchasers’ request, shall promptly take such actions as Agent or the Purchasers deem appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral; provided, however, that with respect to obtaining Account Control Agreements in favor of Agent over any securities account or investment account, the Company shall only be required to use commercially reasonable efforts; provided, further, that the Company shall not establish any new Deposit Account without giving 15 days’ (or such shorter period as Agent may agree) prior notice thereof to the Agent.

(B) After-Acquired Real Property. With respect to any real property or fixtures thereon owned by the Company, in each case with a purchase price or a fair market value at the time of acquisition of at least $1,000,000 in which the Company acquires such ownership rights at any time after the date of the First Closing, (i) the Company shall, within ten (10) Business Days of the closing of each such acquisition, provide a notice to the Agent with respect to each such acquisition (such notice to include a summary as to the material terms of such acquisition and a description of the acquired property) and (ii) upon the Agent’s request, the Company shall promptly grant to the Agent for the benefit of the Purchasers, a Lien of record on any such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that nothing in this Section 6.9(b) shall defer or impair the attachment or perfection of any security interest in any Collateral covered hereby that would attach or be perfected pursuant to the terms thereof without action by the Company or any other Person. In connection with any such grant to the Agent, for the benefit of the Purchasers, of a Lien of record on any such real property in accordance with this subsection, the relevant Company shall deliver or cause to be delivered to the Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Agent shall reasonably request.

(C) Insurance Coverage. The Company shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in the Company’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. The Company must maintain a minimum of $2,000,000 of commercial general liability insurance (including umbrella) for each occurrence. The Company has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, the Company shall also cause to be carried and maintained insurance upon the Collateral, insuring against physical loss or damage in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

(D) Insurance Certificates. The Company shall deliver to the Agent certificates of insurance that evidence Company’s compliance with its insurance obligations under this Agreement. The Company’s contained insurance certificate shall state Agent is an additional insured for commercial general liability and a loss payee for property insurance with respect to the Collateral. All certificates of insurance with respect to the Collateral will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (except for 10 days for nonpayment), or other evidence of notice of cancellation reasonably acceptable to the Agent. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of Agent’s rights, all of which are reserved. Notwithstanding anything to the foregoing contained in this Section, no breach of this Section 6.2 shall be deemed to have occurred unless (i) 60 days has lapsed from the date of this Agreement, and (ii) the requirements stated in this Section are not satisfied.

6.10 Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules and regulations.

6.11 Register. The Company shall maintain at its offices a register for the recordation of the names and addresses of the Purchasers and the amount of principal and interest due and payable or to become due and payable from the Company to each Purchaser hereunder or under the Notes or any other Transaction Documents (the “Register”). Any assignment or transfer of an interest in the Notes shall be effective only upon appropriate entries with respect thereto being made in the Register, which the Company shall promptly record upon receiving notice of any such proposed assignment or transfer. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the generality of the foregoing, the Company shall reflect ownership interests in the Notes in a book entry system in accordance with all applicable provisions of the Code and Treasury Regulations, including for purposes of establishing that the Notes are in registered form under Sections 1.871-14(c)(1)(i) and 5f.103-1(c) of the Treasury Regulations.

6.12 Kior Columbus, LLC. For all U.S. federal income tax purposes, KiOR shall take no action that would cause Kior Columbus, LLC to be treated as anything other than an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

6.13 Amendment to Existing Loan. The Company shall not directly or indirectly, change or amend the terms of the Existing Loan, as amended by the Amendment to Existing Loan in a manner prohibited by the Subordination Agreement, it being understood and agreed that the Existing Loan may be amended to provide additional collateral security to the extent that such collateral is provided to the Purchasers hereunder.

ARTICLE 7

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

7.1 Restrictions on Transferability.

(A) The Notes shall not be sold, transferred, assigned or hypothecated by the Purchasers under any circumstances (except in connection with a Change in Control or to a Permitted Transferee). Except as provided above, and subject to Section 7.1(B) and to any requirements of Regulation S that may be applicable to non-U.S. persons, the Notes shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Notes, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) KiOR receives an opinion of counsel for the holder of the Notes reasonably satisfactory to KiOR stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 7.1. Furthermore, with respect to Notes that were initially sold by KiOR in reliance on Regulation S, hedging transactions involving such Notes may not be conducted unless in compliance with the Securities Act. Notwithstanding the provisions of the preceding sentence, no registration statement or opinion of counsel shall be required for any transfer of any Notes by a Purchaser to a Permitted Transferee; provided, that the proposed transferee of the Notes held by the Purchaser agrees in writing to take and hold such Notes subject to the provisions and upon the conditions specified in this Article 7. For purposes of this Agreement and the other Transaction Documents, upon a transfer of Notes to a Permitted Transferee, or otherwise in accordance with this Section 7.1, the applicable Permitted Transferee or transferee shall be deemed to be the “Purchaser” of such Note(s) and to have made each representation of a Purchaser under this Agreement and the other Transaction Documents.

(B) Any transfer not made in compliance with the requirements of this Section 7.1 shall be null and void ab initio, shall not be recorded on the books of KiOR or its transfer agent and shall not be recognized by KiOR. Each Purchaser acknowledges and agrees that any breach of this Section 7.1 by a Purchaser would result in substantial harm to KiOR and its stockholders for which monetary damages alone could not adequately compensate. Therefore, each Purchaser unconditionally and irrevocably agrees that KiOR shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Notes not made in compliance with this Section 7.1).

ARTICLE 8

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

8.1 Payments. The Company fails to pay any amount due under this Agreement, the Notes or any of the other Transaction Documents on the due date thereof, and in each case such default continues for more than 3 Business Days after the due date thereof;

8.2 Covenants. The Company breaches or defaults in the performance of any: (a) covenant under any of Sections 6.1(A), 6.1(B), 6.4(A), 6.4(C), 6.4(D), 6.4(E), 6.4(F), 6.5, or 6.6, or (b) covenant or Secured Obligation under this Agreement (other than those referenced in clause (a) of this Section 8.2), the Notes, or any of the other Transaction Documents, and such default continues for more than twenty (20) days after the earlier of the date on which (i) Agent or any Purchaser has given notice of such default to the Company and (ii) the Company has actual knowledge of such default;

8.3 Other Transaction Documents. The occurrence of any material default under any Transaction Document and such default continues for more than twenty (20) days after the earlier of (A) Agent or any Purchaser has given notice of such default to the Company, or (B) the Company has actual knowledge of such default;

8.4 Representations. Any representation or warranty made by the Company in any Transaction Document shall have been false or misleading in any material respect (without duplication of any other materiality qualifiers contained therein) when made or deemed made;

8.5 Insolvency. Any Company (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing that it is unable to pay its debts as they become due, or unable to pay the Secured Obligations under the Transaction Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself, as debtor, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Company or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such Company; or (vi) such Company or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against such Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Company being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) such Company shall file any answer admitting or not contesting the material allegations of a petition filed against such Company in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of such Company, of any trustee, receiver or liquidator of such Company or of all or any substantial part of the properties of such Company without such appointment being vacated;

8.6 Attachments; Judgments. Any substantial part (ie. 33-1/3 percent or more) of the Company’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $1,000,000, or the Company is enjoined or in any way prevented by court order from conducting any part of its business, and in each case, such attachment, seizure, levy, judgment or injunction is not stayed, satisfied, bonded or discharged within thirty days after the entry thereof; or

8.7 Other Obligations. The occurrence of any default under any agreement or obligation of the Company involving any Indebtedness in excess of $1,000,000, which default continues beyond any period of grace therein provided.

8.8 Invalidity. Any of the Transaction Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Company shall so assert in writing, or (ii) the Lien created by any of the Transaction Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty five (25) days.

8.9 Material Adverse Effect. There shall have occurred a Material Adverse Effect (as determined by the Required Purchasers).

ARTICLE 9

REMEDIES

The following provisions in this Article 9 shall apply:

9.1 General. Upon and during the continuance of any one or more Events of Default, without the approval of any Purchaser, (i) Agent may, (and shall upon the written direction of the Required Purchasers) accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 8.5 (other than Section 8.5(A)(vi)), the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Agent may (and shall upon the written direction of the Required Purchasers) notify any of the Company’s account debtors to make payment directly to Agent (for the Pro Rata benefit of the Purchasers), compromise the amount of any such account on the Company’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may (and shall upon the written direction of The Required Purchasers) exercise all rights and remedies with respect to the Collateral under the Transaction Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All of Agent’s and each Purchaser’s rights and remedies shall be cumulative and not exclusive.

9.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may (and shall upon the written direction of The Required Purchasers), at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. The Company agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to the Company. Agent may require the Company, at the Company’s expense, to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent and the Purchasers in the following order of priorities:

First, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting the costs of collection;

Second, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting interest;

Third, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting principal;

Fourth, to the Purchasers in an amount equal to any other unpaid Secured Obligations (including Purchaser Expenses); and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to the Company or its representatives or as a court of competent jurisdiction may direct.

Agent and each Purchaser shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

9.3 No Waiver. Agent and each Purchaser shall be under no obligation to marshal any of the Collateral for the benefit of the Company or any other Person, and the Company expressly waives all rights, if any, to require Agent or any Purchaser to marshal any Collateral.

9.4 Cumulative Remedies. The rights, powers and remedies of Agent and each Purchaser hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent or any Purchaser.

9.5 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Company, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. The Company’s rights and interests under Intellectual Property shall inure to Agent’s benefit. Notwithstanding the foregoing, Agent shall not be entitled to exercise any such license right or interest unless an Event of Default has occurred and is continuing and Agent is exercising its rights and remedies hereunder.

9.6 Power of Attorney. The Company hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as the Company’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 9.6. Agent, or Agent’s designee, may, without notice and in either its or the Company’s name, but at the cost and expense of the Company, during the continuance of an Event of Default: (a) endorse the Company’s name on any proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; (b) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (c) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (d) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (e) collect, liquidate and receive balances in Deposit Accounts, securities accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (f) prepare, file and sign the Company’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (g) receive, open and dispose of mail addressed to the Company, and notify postal authorities to deliver any such mail to an address designated by Agent; (h) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (i) use the Company’s stationary and sign its name to verifications of Accounts and notices to account debtors; (j) use information contained in any data processing, electronic or information systems relating to Collateral; (k) make and adjust claims under insurance policies; (l) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which the Company is a beneficiary; and (m) take any and all appropriate actions and execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and the other Transaction Documents.

ARTICLE 10

MISCELLANEOUS

10.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement.

10.2 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Transaction Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(A) if to the Company, to:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: President and Chief Financial Officer

Telephone: 281-694-8700

Fax: 281-694-8799

Email: Chris.Artzer@kior.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Peter Buckland

Facsimile: (650) 858-6100

Email: Peter.Buckland@wilmerhale.com

(B) if to a Purchaser, to its address set forth on the Schedule of Purchasers to this Agreement and to any other Persons to whom copies should be provided (such copies not constituting notice).

10.3 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. No amendment, waiver or other modification of any provision of this Agreement or any other Transaction Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Purchasers (or by Agent at the written request of the Required Purchasers) and the Company that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given. In addition to the forgoing, no amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of any Transaction Document that relates to the rights, duties or discretion of Agent, without the written consent of Agent, the Company and the Required Purchasers.

10.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.5 No Waiver. The powers conferred upon Agent and each Purchaser by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and its interest in the Collateral and shall not impose any duty upon Agent or any Purchaser to exercise any such powers. No omission or delay by Agent or any Purchaser at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Agent or any Purchaser is entitled, nor shall it in any way affect the right of Agent or any Purchaser to enforce such provisions thereafter

10.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7 Governing Law. This Agreement and the other Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

10.9 [Reserved].

10.10 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of a Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of KiOR, except such consent shall not be required in cases of assignments by a Purchaser as permitted under Section 7.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement and shall be deemed to have made each of the representations and warranties of the Purchasers herein and in the Transaction Documents; provided further that in the event that only a portion of a Note is transferred, only the Purchaser or with the election of such Purchaser, only one Permitted Transferee designated by such Purchaser shall have the right to exercise rights hereunder on behalf of all holders of such Purchaser’s Notes.

10.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

10.12 [Reserved].

10.13 [Reserved].

10.14 Relationship with Purchasers. The obligations of each Purchaser hereunder are several, and no Purchaser shall be responsible for the obligations of any other Purchaser. Amounts payable hereunder to each Purchaser shall be a separate and independent obligation. It shall not be necessary for Agent or any other Purchaser to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Purchaser pursuant to the Transaction Documents or otherwise shall be deemed to constitute Agent and any Purchaser to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of the Company.

ARTICLE 11

AGENT

11.1 Appointment and Authority. Each Purchaser appoints and designates KFT Trust as Agent for the following purposes under all Transaction Documents, it being acknowledged and agreed that to the extent that Agent is a Purchaser hereunder, it shall be free to act in its capacity as Agent in its own self-interest without fiduciary obligations to the other Purchasers in exercising, or refraining from exercising, the rights granted to Agent hereunder. Agent shall have the sole and exclusive authority to (a) execute and deliver as Agent each Transaction Document, including any intercreditor or subordination agreement, and accept delivery of each Transaction Document from the Company or other Person; (b) act as collateral agent for Purchasers for purposes of perfecting and administering Liens under the Transaction Documents, and for all other purposes stated therein; (c) deal with Collateral; and (d) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Transaction Documents, applicable law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Purchaser or other Person by reason of any Transaction Document or any transaction relating thereto.

11.2 Duties. Agent shall not have any duties except those expressly set forth in the Transaction Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right.

11.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.4 Instructions of Required Purchasers. The rights and remedies conferred upon Agent under the Transaction Documents may be exercised without the necessity of joinder of any other party, unless required by applicable law. Agent may request instructions from Required Purchasers or other Purchasers with respect to any act (including the failure to act) in connection with any Transaction Documents, and may seek assurances to its satisfaction from Purchasers of their indemnification obligations against all claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of the Required Purchasers shall be binding upon Agent and all Purchasers (other than with respect to those actions to be taken, and decisions to be made, by the Agent which may be made and taken at the sole discretion of Agent as provided herein), and no Purchaser shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Purchasers. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 10.3. In no event shall Agent be required to take any action that, in its opinion, is contrary to applicable law or any Transaction Documents or could subject any Agent Indemnitee to personal liability.

11.5 Lien Releases; Care of Collateral.

(A) Purchasers authorize Agent to release any Lien with respect to any Collateral (i) upon full and final cash payment of all Secured Obligations; (ii) that is the subject of an asset disposition to a non-party which the Company certify in writing to Agent is a Permitted Transfer or a Lien which the Company certifies is a Permitted Lien entitled to priority over Agent’s Liens and should not constitute Collateral under the terms hereof (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) with the written consent of all Purchasers. Agent and the Purchasers agree that Agent shall at Company’s expense execute and deliver all documents reasonably requested by the Company to effect or otherwise evidence such release described above (and, if requested by Agent in connection with such execution and delivery, the Company shall certify to Agent that any applicable sale or disposition is being made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry)). Any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Company in respect of) all interests retained by the Company, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(B) Agent shall have no obligation to assure that any Collateral exists or is owned by the Company, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.6 Possession of Collateral. Agent and Purchasers appoint each other Purchaser as agent (for the benefit of Purchasers) for the purpose of perfecting Liens in any Collateral held or controlled by such Purchaser, to the extent such Liens are perfected by possession or control. If any Purchaser obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.7 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Transaction Document, and shall not be liable for any delay in acting.

11.8 Action Upon Default. Without limiting any of the rights of the Agent hereunder, Agent shall not be deemed to have knowledge of any Event of Default unless it has received written notice from the Company specifying the occurrence and nature thereof. Each Purchaser agrees that, except with the written consent of Agent, it will not take any Enforcement Action, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

11.9 Ratable Sharing. If any Purchaser shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 9.2, as applicable, such Purchaser shall forthwith purchase from Agent and the other Purchasers such participations in the affected Secured Obligation as are necessary to cause the purchasing Purchaser to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 9.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Purchaser, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.10 Indemnification. EACH PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE COMPANY, ON A PRO RATA BASIS, AGAINST ALL INDEMNIFIED CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY INDEMNIFIED CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Purchasers. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Purchaser to the extent of its Pro Rata share.

11.11 Limitation on Responsibilities of Agent. Agent shall not be liable to any Purchaser for any action taken or omitted to be taken under the Transaction Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Purchaser of any obligations under the Transaction Documents. Agent does not make any express or implied representation, warranty or guarantee to Purchasers with respect to any Secured Obligations, Collateral, Transaction Documents or the Company. No Agent Indemnitee shall be responsible to Purchasers for any recitals, statements, information, representations or warranties contained in any Transaction Documents; the execution, validity, genuineness, effectiveness or enforceability of any Transaction Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Company. No Agent Indemnitee shall have any obligation to any Purchaser to ascertain or inquire into the existence of any Event of Default, the observance by the Company of any terms of the Transaction Documents, or the satisfaction of any conditions precedent contained in any Transaction Documents.

11.12 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least ten (10) days written notice thereof to Purchasers and the Company. Upon receipt of such notice, KV III shall have the right to appoint a successor Agent which shall be a Purchaser or an Affiliate of a Purchaser and which shall be subject to the consent of KiOR (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an Affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing). If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Purchasers (subject to the consent of KiOR (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an Affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing)) or, if no Purchaser accepts such role or KiOR does not provide any necessary consent, Agent may appoint any of the Required Purchasers as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of a Required Purchaser as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 11.10. Notwithstanding any Agent’s resignation, the provisions of this Section 11 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Agent by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

11.13 Separate Collateral Agent. If Agent believes that it may be limited in the exercise of any rights or remedies under the Transaction Documents due to any applicable law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Transaction Documents shall also be vested in such separate agent. Purchasers shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.

11.14 Due Diligence and Non-Reliance. Each Purchaser acknowledges and agrees that it has, independently and without reliance upon Agent or any other Purchaser, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Company and its own decision to enter into this Agreement. Without limiting Section 5.7, each Purchaser has made such inquiries as it feels necessary concerning the Transaction Documents, Collateral and the Company. Each Purchaser acknowledges and agrees that the other Purchasers have made no representations or warranties concerning the Company, any Collateral or the legality, validity, sufficiency or enforceability of any Transaction Documents or Secured Obligations. Each Purchaser will, independently and without reliance upon any other Purchaser, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining from any action under any Transaction Documents. Except for notices, reports and other information expressly requested by a Purchaser, but subject to the limitations set forth in Section 11.16, Agent shall have no duty or responsibility to provide any Purchaser with any notices, reports or certificates furnished to Agent by the Company or any credit or other information concerning the affairs, financial condition, business or properties of the Company (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.15 Recovery of Payments. If Agent pays any amount to a Purchaser in the expectation that a related payment will be received by Agent from the Company and such related payment is not received, then Agent may recover such amount from each Purchaser that received it. If Agent determines at any time that an amount received under any Transaction Document must be returned to the Company or paid to any other Person pursuant to applicable law or otherwise, then, notwithstanding any other term of any Transaction Document, Agent shall not be required to distribute such amount to any Purchaser. If any amounts received and applied by Agent to any Secured Obligations are later required to be returned by Agent pursuant to applicable law, each Purchaser shall pay to Agent, on demand, such Purchaser’s Pro Rata share of the amounts required to be returned.

11.16 Agent in its Individual Capacity. As a Purchaser, KV III (and any successor Agent that is a Purchaser) shall have the same rights and remedies under the other Transaction Documents as any other Purchaser, and the terms “Purchasers,” “Required Purchasers” or any similar term shall include KV III (and any such successor Agent that is a Purchaser) in its capacity as a Purchaser. In their individual capacities, Agent and its Affiliates may receive information regarding the Company and their Affiliates (including information subject to confidentiality obligations), and each Purchaser agrees that KV III and its Affiliates shall be under no obligation to provide such information to any Purchaser, if acquired in such individual capacity.

11.17 No Third Party Beneficiaries. This Section 11 is an agreement solely among Purchasers and Agent, and shall survive full and final payment in Cash of the Secured Obligations. This Section 11 (other than Section 11.5(a) and Section 11.12 (as it relates to Section 11.12, solely with respect to the Company’s consent rights contained therein)) does not confer any rights or benefits upon the Company or any other Person. As between the Company and Agent, any action that Agent may take under any Transaction Documents or with respect to any Secured Obligations shall be conclusively presumed to have been authorized and directed by Purchasers.

ARTICLE 12

GUARANTEE

12.1 Guarantee.

(A) Each Company (other than KiOR) hereby unconditionally and irrevocably guarantees, jointly and severally, to each Purchaser and their respective successors and assigns: (i) the full and punctual payment of principal of, premium and interest on the Notes when due, whether at maturity, by acceleration, by prepayment or otherwise, and all other monetary Secured Obligations of KiOR under this Agreement and the Notes; and (ii) the full and punctual performance within applicable grace periods of all other Secured Obligations of KiOR under this Agreement and the Notes.

(B) Each Company (other than KiOR) further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Company and that such Company will remain bound under this Article 12 notwithstanding any extension or renewal of any Secured Obligation.

(C) Each Company (other than KiOR) waives presentation to, demand of, payment from and protest to KiOR of any of the Secured Obligations and also waives notice of protest for nonpayment. Each Company (other than KiOR) waives notice of any default under the Notes or the Secured Obligations. The Secured Obligations of each such Company hereunder shall not be affected by: (i) the failure of any Purchaser to assert any claim or demand or to enforce any right or remedy against KiOR or any other Person under this Agreement, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (iv) the release of any security held by any Purchaser for the Secured Obligations or any of them; or (v) the failure of any of the Purchasers to exercise any right or remedy against any other guarantor of the Secured Obligations.

(D) Each Company (other than KiOR) further agrees that its guarantee pursuant to this Article 12 (each, a “Guarantee”) constitutes a Guarantee of payment and performance (and not merely a Guarantee of collection) and waives any right to require that any resort be had by any Purchaser or to any security held for payment of the Secured Obligations.

(E) The Secured Obligations of each Company (other than KiOR) hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise (other than payment in full of the Secured Obligations other than contingent indemnification obligations and any other obligations which survive the payment of the Notes or the Additional Closing). Without limiting the generality of the foregoing, the

Secured Obligations of each Company (other than KiOR) herein shall not be discharged or impaired or otherwise affected by the failure of any Purchaser to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Company or would otherwise operate as a discharge of such Company as a matter of law or equity.

(F) Each Company (other than KiOR) further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium or interest on any Secured Obligation is rescinded or must otherwise be restored by any Purchaser upon the bankruptcy or reorganization of KiOR or otherwise.

(G) In furtherance of the foregoing and not in limitation of any other right which any Purchaser has at law or in equity against any Company (other than KiOR) by virtue hereof, upon the failure of KiOR to pay the principal of or interest on any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, each such Company hereby jointly and severally agrees to and shall, upon receipt of written demand by any Purchaser, forthwith pay, or cause to be paid, in cash, to each Purchaser an amount equal to the sum of: (i) the unpaid amount of such Secured Obligations; and (ii) accrued and unpaid interest on such Secured Obligations (but only to the extent not prohibited by law).

(H) Each Company (other than KiOR) agrees that it shall subordinate any right of subrogation in respect of any Secured Obligations guaranteed hereby until payment in full of all Secured Obligations (other than contingent indemnification obligations and any other obligations which survive the payment of the Notes or the Additional Closing).

(I) Each Company (other than KiOR) further agrees that, as between it, on the one hand, and the Purchasers, on the other hand: (i) the maturity of the Secured Obligations guaranteed hereby may be accelerated as provided herein for the purposes of such Company’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Secured Obligations guaranteed hereby; and (ii) in the event of any declaration of acceleration of such Secured Obligations, such Secured Obligations (whether or not due and payable) shall forthwith become due and payable by such Company for the purposes of this Section 12.1.

(J) Each Company (other than KiOR) also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by each Purchaser in enforcing any rights under this Article 12.

12.2 Limitation on Liability. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Secured Obligations guaranteed hereunder by any Company will not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Company, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

12.3 Successors and Assigns. This Article 12 will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Purchasers and, in the event of any transfer or assignment of rights by any Purchaser, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee.

12.4 No Waiver. Neither a failure nor a delay on the part of the Purchasers in exercising any right, power or privilege under this Article 12 will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Purchasers herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article 12, at law, in equity, by statute or otherwise.

12.5 Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Company therefrom, will in any event be effective unless the same is in writing and signed by the Required Purchasers and KiOR and the Company as contemplated by Section 10.3 and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Company in any case will entitle that Company to any other or further notice or demand in the same, similar or other circumstances.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer

KIOR COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	Chief Executive Officer

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AGENT:

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

EXHIBIT A

Schedule of Purchasers

FIRST CLOSING

Purchaser Name and Address	Principal Amount of Notes

KFT Trust c/o Khosla Ventures 2128 Sand Hill Road Menlo Park, CA 94025	$5,000,000.00

ADDITIONAL CLOSINGS

Purchaser Name	Principal Amount of Notes

Purchaser Name	Principal Amount of Notes

EXHIBIT B

Joinder Agreement

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made as of             , 20    , by             , a              (the “New Subsidiary”), pursuant to Section 6.8 of that certain Note and Warrant Purchase Agreement, dated as of March 31, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”), among KIOR, INC., a Delaware corporation (“KiOR”), certain Subsidiaries of KiOR from time to time party thereto, each purchaser from time to time party thereto (collectively, the “Purchasers”), and KFT Trust, Vinod Khosla, Trustee, as agent for the Purchasers (in such capacity, the “Agent”). All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings herein as in the Purchase Agreement.

The New Subsidiary hereby (a) agrees to become a “Company” under, and does hereby join and become a party to the Purchase Agreement as a Company, (b) expressly assumes, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Company (other than KiOR) under the Purchase Agreement (including, without limitation, guaranteeing the payment and performance of the Secured Obligations as provided in Section 12.1 of the Purchase Agreement), and (c) accepts and assumes any liability of a Company (other than KiOR) related to each representation, warranty, covenant or obligation made by a Company (other than KiOR) in the Purchase Agreement, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, in each case, as if it was an original signatory thereto. The New Subsidiary hereby grants, as and to the same extent as provided in the Purchase Agreement, to the Agent, for the benefit of Agent and the Purchasers, a continuing security interest in the Collateral (as such term is defined in Section 1 of the Purchase Agreement) of such New Subsidiary. From and after the date of this Agreement, all references to the term “Company” in the Purchase Agreement shall be deemed to be a reference to, and shall include, the New Subsidiary.

This Agreement shall be effective as of the date first set forth above and is subject to the condition precedent that the Agreement shall be duly executed and delivered by each of the Agent and the New Subsidiary.

This Agreement may be executed in counterparts which, when taken together, shall constitute an original. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission (including .pdf format via electronic mail) shall be equally effective as delivery of a manually executed counterpart. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. This Agreement shall constitute a Transaction Document under the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

NEW SUBSIDIARY:

[ ]

By:
Name:
Title:

Agreed and Accepted to as of the date first set forth above:

KFT TRUST, VINOD KHOSLA, TRUSTEE

as Agent

By:
Name:
Title:

EXHIBIT C

Senior Secured Promissory Note

SENIOR SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THIS SENIOR SECURED PROMISSORY NOTE IS SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

No. [ ]	Date of Issuance
$[ ]	[Date]

FOR VALUE RECEIVED, KiOR Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [•] (the “Holder” or “Purchaser”), the principal sum of [•] ($[•]) (the “Principal Amount”). This Note is one of a series of Notes issued pursuant to that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated March 31, 2014 among the Company, the Holder and certain other purchasers (as amended from time to time, the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement, including without limitation the security of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Definitions.

(a) “Applicable Interest Rate” means: eight percent (8%) per annum.

(b) “Maturity Date” means any date elected by the Required Purchasers after July     , 2014, provided that the Required Purchasers provides the Company with at least 10 days advance written notice of such date, and provided further that if the Required Purchasers shall not have provided such notice prior to March 31, 2017, then the Maturity Date shall be April 2, 2017.

(c) “PIK Interest” means interest paid in kind by adding such interest then due to the unpaid Principal Amount.

2. Interest. The Principal Amount (which, for clarification, will include any PIK Interest) shall bear interest from the Closing Date at the Applicable Interest Rate based on a year consisting of 365 days, with interest computed daily based on the actual number of days elapsed.

2.1 Interest; Payments; PIK Interest. Company shall pay interest on the Principal Amount on the first day of each full calendar month, beginning on July     , 2014, provided that interest may, at Company’s election, be paid as PIK Interest calculated at the Applicable Rate. The Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest), shall be due and payable on the Maturity Date. Company shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Payments to the Holder hereunder shall be made to the Holder at the account from time to time designated by the Holder by written notice to the Company.

2.2 Maximum Interest. Notwithstanding any provision in this Note, or any other Transaction Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Company has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Company shall be applied as follows: first, to the payment of principal outstanding on all Notes; second, after all principal is repaid, to the payment of the Holder’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Company.

3. Maturity. The Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) shall be due and payable by the Company on the Maturity Date.

4. Repayment on Change in Control. In the event that prior to the Maturity Date, the Company consummates a Change in Control, the Holder may, at the option of the Holder delivered in writing to the Company at least three (3) days prior to the Change in Control, require the Company to repay all or a portion of the Notes at a purchase price equal to the sum of (a) One Hundred and One percent (101%) of the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) (the “Adjusted Principal Amount”) and (b) the aggregate amount of Interest that would have been payable with respect to the Note had such Note not been repaid on such date, calculated from the date of such repayment as if the Principal Amount was the Adjusted Principal Amount, over the shorter of (i) a period of one year from the date of the consummation of the Change in Control and (ii) a period beginning on the date of the consummation of the Change in Control and ending on the Maturity Date.

5. Payment; Prepayment.

5.1 Payments. All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to costs of collection if any, second to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made prior to the Maturity Date without the consent of the Required Purchasers.

5.2 Prepayment. The Holder acknowledges and agrees that the payment and/or prepayment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and/or prepayment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event the Holder receives payments and/or prepayments in excess of its pro rata share of the Company’s payments and/or prepayments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments and/or prepayments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other Holders upon demand by such Holders. This Note may be prepaid in whole or in part at the option of the Company.

6. Remedies. The acceleration of the obligations under this Note and the exercise of remedies under this Note shall be governed by the provisions of Article 9 of the Purchase Agreement. The Company waives presentment, demand, protest or (except as expressly provided in the Purchase Agreement or the other Transaction Documents) notice of any kind, all of which are hereby expressly waived. The Company will give prompt written notice to the Holder of the occurrence of any and all Events of Default.

7. Governing Law. This shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

8. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

9. Amendments and Waivers. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

10. Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by .pdf transmission or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

[Signature Page Follows]

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: [ ]	KIOR INC.

By:
Fred H. Cannon
Chief Executive Officer

SIGNATURE PAGE TO PROMISSORY NOTE

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: [ ]	PURCHASER:

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE

EXHIBIT D

Amended and Restated Subordination Agreement

AMENDED AND RESTATED SUBORDINATION AGREEMENT

among

KIOR, INC,

as Parent

and Certain of its Subsidiaries,

as Grantors

and

Khosla Ventures III LP and KFT Trust, Vinod Khosla, Trustee

as First-Lien Agents

and

1538731 Alberta Ltd.,

as Second-Lien Agent

Dated as of March 31, 2014

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6.7	Bankruptcy Code Section 1111(b)(2)	30

6.8	Limitations	30

SECTION 7. Reliance; Waivers; Etc.		31

7.1	Reliance	31

7.2	No Warranties or Liability	31

7.3	No Waiver of Lien Priorities	32

7.4	Waiver of Liability	33

7.5	Obligations Unconditional	34

7.6	Certain Notices	34

SECTION 8. Miscellaneous		35

8.1	Conflicts	35

8.2	Effectiveness; Continuing Nature of this Agreement; Severability	35

8.3	Amendments; Waivers	35

8.4	Information Concerning Financial Condition of the Parent and its Subsidiaries	36

8.5	Subrogation	37

8.6	Application of Payments; Consent to Certain Changes	37

8.7	Submission to Jurisdiction; Waivers	37

8.8	Notices	38

8.9	Further Assurances	38

8.10	Applicable Law	39

8.11	Binding on Successors and Assigns	39

8.12	Specific Performance	39

8.13	Headings	39

8.14	Counterparts; Fax or Other Transmission	39

8.15	Authorization	40

8.16	No Third Party Beneficiaries; Effect of Agreement	40

8.17	Provisions Solely to Define Relative Rights	40

8.18	Grantors; Additional Grantors	40

8.19	No Agency	40

8.20	Recitals Incorporated Herein	41

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AMENDED AND RESTATED SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT dated as of March 31, 2014 is entered into by and among (i) KiOR, INC., a Delaware corporation (the “Parent”), (ii) each other Grantor (as defined below) from time to time party hereto, (iii) Khosla Ventures III LP, in its capacity as administrative agent under the 2013 First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “2013 First-Lien Agent”), (iv) KFT Trust, Vinod Khosla Trustee, in its capacity as administrative agent under the 2014 First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “2014 First-Lien Agent” and together with the 2013 First-Lien Agent, individually and collectively, the First Lien Agent), and (v) 1538731 Alberta Ltd. , in its capacity as second-lien agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacities from time to time, the “Second-Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Parent, each other Grantor from time to time party thereto, the “Purchasers” from time to time party thereto (as further defined below, the “2013 First-Lien Lenders”), and the 2013 First-Lien Agent, have entered into that certain Senior Secured Convertible Note Purchase Agreement dated as of October 18, 2013 (as the same may be further amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “2013 First-Lien Purchase Agreement”), providing for the incurrence of indebtedness by the Parent to the First-Lien Lenders party to the 2013 First-Lien Purchase Agreement, including new advances to be made to the Parent on or about October 18, 2013 in the amount of $42.5 million, which obligations are guaranteed by the other Grantors, all as provided therein;

WHEREAS, the Parent, each other Grantor from time to time party thereto, the “Purchasers” from time to time party thereto (as further defined below, the “2014 First-Lien Lenders”), and the 2014 First-Lien Agent, have entered into that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “2014 First-Lien Purchase Agreement”), providing for the incurrence of indebtedness by the Parent to the First-Lien Lenders party to the 2014 First-Lien Purchase Agreement in the amount of up to $25 million, which obligations are guaranteed by the other Grantors, all as provided therein;

WHEREAS, the Parent, each other Grantor from time to time party thereto, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee, the “Lenders” from time to time party thereto (as further defined below, the “Second-Lien Lenders”), and the Second-Lien Agent, have entered into that certain Loan and Security Agreement dated as of January 26, 2012 (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “Second-Lien Loan Agreement”), pursuant to which the Second-Lien Lenders have advanced funds, including $75 million on or about January 26, 2012, to the Parent and the other Grantors, and the Parent and the other Grantors have issued notes to the Second-Lien Lenders, all as provided therein;

WHEREAS, under the Second Lien Loan Agreement, the aggregate principal amount of $50 million was advanced by Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee under the Second Lien Loan Agreement on and after the date of the first amendment thereof. Pursuant to the terms of the Second Lien Loan Agreement, such $50 million principal, plus interest and fees, totaling the aggregate amount of $53,197,307.58, has been automatically converted into notes in the principal amount of $53,197,308 issued under the First-Lien Purchase Agreement effective as of October 18, 2013;

WHEREAS, on October 18, 2013, the 2013 First Lien Agent and the Second Lien Agent and the Grantors entered into a Subordination Agreement, and the parties desire to amend and restate the Subordination on the terms set forth herein;

WHEREAS, as of the date hereof, the aggregate principal amount of $75 million, plus interest and fees, are outstanding on a pari passu basis under the Second Lien Loan Agreement;

WHEREAS, the obligations of the Grantors under the First-Lien Credit Documents are and will be secured by all or substantially all of the personal property assets and certain real estate of the Grantors, pursuant to the terms of the First-Lien Security Documents, subject to certain limited exceptions as described therein; and

WHEREAS, the obligations of the Grantors under the Second-Lien Loan Documents are secured by all or substantially all of the personal property assets and certain real estate of the Grantors pursuant to the terms of the Second-Lien Security Documents, subject to certain limited exceptions as described therein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2013 First-Lien Purchase Agreement,” means that certain Senior Secured Convertible Promissory Note Purchase Agreement dated as of October 18, 2013, as amended from time to time, by and among Parent, First Lien Agent and the “Purchasers” party thereto.

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“2014 First-Lien Purchase Agreement,” means that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated as of March 31, 2014, as amended from time to time, by an among Parent, First Lien Agent and the “Purchasers” party thereto.

“Agent” means, as the context requires, collectively, the First-Lien Agent, the Second-Lien Agent and the Control Agent.

“Agreement” means this Amended and Restated Subordination Agreement, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or other government action to close in the State of New York.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First-Lien Collateral or Second-Lien Collateral.

“Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Control Agent” has the meaning set forth in Section 5.5 hereof.

“Control Assets” has the meaning set forth in Section 5.5 hereof.

“Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Claimholders.

“Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First-Lien Credit Documents and termination of all commitments of the First-Lien Lenders to lend or otherwise extend credit under the First-Lien Credit Documents, and (b) payment in full in cash, or, in the case of contingent obligations, cash collateralization of all other First-Lien Obligations (including indemnification obligations in respect of known contingencies and fees, costs or charges accruing on or after the

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commencement of an Insolvency or Liquidation Proceeding, whether or not such fees, costs or charges would be allowed or allowable in the proceeding) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“First-Lien Agent” means, as the context requires, the 2013 First Lien Agent or the 2014 First Lien Agent, or both.

“First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations (including proceeds and products thereof).

“First-Lien Credit Documents” means the First-Lien Purchase Agreement, the other Transaction Documents (as defined in the First-Lien Purchase Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation, to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, the First-Lien Lenders and each First-Lien Agent, together with their respective successors and assigns.

“First-Lien Lenders” means collectively, (i) the “Purchasers” from time to time party to, and as defined in, the 2013 First-Lien Purchase Agreement, and (ii) the “Purchasers” from time to time party to, and as defined in, the 2014 First-Lien Purchase Agreement, in each case together with their respective successors and assigns.

“First-Lien Obligations” means all Secured Obligations under (and as defined in) the First-Lien Purchase Agreement and under the other First-Lien Credit Documents, provided that the aggregate principal amount (excluding any payment-in-kind interest accrued from time to time thereunder) of, without duplication, all loans, notes or similar instruments provided for under the First-Lien Purchase Agreement or any other First-Lien Credit Document (or any Refinancing thereof) in excess (the “Excess Amount”) of the Maximum First-Lien Principal Amount, and any interest relating to the Excess Amount, shall not constitute First-Lien

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Obligations for purposes of this Agreement. “First-Lien Obligations” shall in any event include: (a) all interest (other than interest on the Excess Amount) accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Credit Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, but in any event not in excess of 300 basis points above the rate of interest provided for under the First-Lien Credit Documents as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate), (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Agents and the First-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding , and (c) all obligations and liabilities of each Grantor under each First-Lien Credit Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable (but in any event not including any obligations excluded pursuant to the proviso in the preceding sentence).

“First-Lien Purchase Agreement” each of and both the 2013 First-Lien Purchase Agreement and the 2014 First-Lien Purchase Agreement, as amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Release” has the meaning given such term in Section 5.1.

“First-Lien Security Documents” means the First-Lien Purchase Agreement and any other agreement, document, mortgage, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, or Refinanced from time to time as permitted hereunder.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means collectively, the Parent and each of the Subsidiaries of the Parent which is, from time to time, a co-borrower or guarantor under or in respect of the First-Lien Purchase Agreement or the Second-Lien Loan Documents and that has executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.

“Indebtedness” means all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Purchase Agreement.

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“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loans” means a “Note” or “Notes” under (and each as defined in) the First-Lien Purchase Agreement.

“Maximum First-Lien Principal Amount” means the sum of (i) $95,697,308, plus (ii) that principal amount (not to exceed $25,000,000) advanced and then outstanding under the 2014 First-Lien Purchase Agreement.

“Maximum Second-Lien Principal Amount” means $75,000,000.

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Non-Collateral Assets” means (i) any deposit account of a Grantor with respect to which neither a First-Lien Agent nor the Second-Lien Agent have control (as contemplated by Article 8 of the UCC), but excluding any proceeds of Collateral in such deposit account, (ii) commercial tort claims of a Grantor as to which neither a First-Lien Agent nor the Second-Lien Agent has been granted a lien or a security interest with the requisite detail under Article 9 of the UCC, (iii) other personal property assets of the Grantors in which a secured party must perfect a Lien in a manner other than the filing of a financing statement under Article 9 of the UCC and as to which neither a First-Lien Agent nor the Second-Lien Agent has attempted to so perfect its Lien and (iv) the proceeds of each of the types of assets referred to in clauses (i) through (iii) above, but solely to the extent such proceeds do not otherwise constitute Collateral; and in each case under clauses (i) through (iv) above, for so long as the applicable asset remains Non-Collateral Assets pursuant to Section 2.3(b) hereof. For the avoidance of doubt, any asset that constitutes Collateral hereunder shall not be Non-Collateral Assets for purposes hereof.

“Permitted Second-Lien Payments shall mean:

(i) payment of the entire amount (or any part) of Second-Lien Obligations on February 1, 2016 (being the final stated maturity date of the Second-Lien Obligations) or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement;

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(ii) the Warrants (as defined in the Second-Lien Loan Agreement as in effect on the date hereof);

(iii) payments of interest (including default interest) on a paid-in-kind basis and not in cash; and

(iv) payments of costs and expenses to the Second-Lien Claimholders in an aggregate amount not to exceed $200,000 during any trailing twelve-month period during the term of this Agreement,

in each instance, due and payable in accordance with the terms of the Second-Lien Loan Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Securities” shall mean:

(i) any notes or other debt securities issued in substitution of all or any portion of the Second-Lien Obligations that are subordinated, including in right of payment, to the First-Lien Obligations (or any notes or other securities issued in substitution of all or any portion of the First-Lien Obligations) at least to the same extent that the Second-Lien Obligations is subordinated to the First-Lien Obligations pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to the Grantors and the First-Lien Creditors than the terms contained in the Second-Lien Loan Documents; and

(ii) an increase in the principal amount of loans under the Second-Lien Loan Agreement, in each instance, reflecting the capitalization of any Permitted Second-Lien Payments.

“Person” means any natural person, limited partnership, general partnership, joint venture, firm, corporation, association, limited liability company, limited liability partnership, joint stock company, trust, bank, trust company, land trust, business trust or other enterprise, or any Governmental Authority or other entity.

“Possessory Collateral” means all Collateral in the possession of the Control Agent or its respective agents or bailees, to the extent that possession thereof is taken to perfect a Lien thereon under the UCC or other applicable local law.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness, but excluding for purposes of this Agreement, any conversion of all or any portion of the Second-Lien Obligations into the Natchez Debt Financing (as defined in the Second-Lien Loan Agreement as in effect on the date hereof) in accordance with the terms thereof. “Refinanced” and “Refinancing” shall have correlative meanings.

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“Second-Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations (including proceeds and products thereof).

“Second-Lien Agent” has the meaning set forth in the preamble of this Agreement.

“Second-Lien Claimholders” means, at any relevant time, the holders of Second-Lien Obligations at such time, including, without limitation, the Second-Lien Lenders and the Second-Lien Agent, together with their respective successors and assigns.

“Second-Lien Lenders” means, collectively, each “Lender” under, and as defined in, the Second-Lien Loan Agreement.

“Second-Lien Loan Documents” means the Second-Lien Loan Agreement, the Second-Lien Security Documents, and each of the other notes, agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time as permitted hereunder.

“Second-Lien Loan Agreement” has the meaning set forth in the recitals hereto.

“Second-Lien Obligations” means all Secured Obligations under (and as defined in) the Second-Lien Loan Agreement and the other Second-Lien Loan Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Agent and the Second-Lien Claimholders on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“Second-Lien Security Documents” means the Second-Lien Loan Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented, modified or Refinanced from time to time as permitted hereunder.

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“Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

“Senior Covenant Default” shall mean any “Event of Default” under the First-Lien Purchase Agreement, other than a Senior Payment Default.

“Senior Default Notice” shall mean a written notice from a First-Lien Agent to the Second-Lien Agent pursuant to which the Second-Lien Claimholders are notified of the existence of a Senior Covenant Default or Senior Payment Default, as the case may be, which notice shall reference this Agreement and which incorporates a reasonably detailed description of such Senior Covenant Default or Senior Payment Default.

“Senior Payment Default” shall mean a Default or Event of Default described in Section 8.1 of a First-Lien Purchase Agreement or any other Default or Event of Default resulting from the failure of any Grantor to pay, on a timely basis, any principal, interest, fees or other obligations under any First-Lien Credit Document, including, without limitation, in each case, any default in payment of First-Lien Obligations after acceleration thereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified as permitted hereunder, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations,

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enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2. Subordination; Priority of Liens.

2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral or any actual or alleged defect in any of the foregoing, and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First-Lien Credit Documents or the Second-Lien Loan Documents to the contrary, or any other circumstance whatsoever, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of a First-Lien Agent or any First-Lien Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Agent, any Second-Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations, and (c) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien securing the Second-Lien Obligations pari passu with, or to give the Second-Lien Agent or Second-Lien Claimholders any preference or priority relative to, any Lien securing the First-Lien Obligations with respect to the Collateral or any part thereof. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Parent, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that (i) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First-Lien Obligations and the grant of Liens securing payment and performance of the Second-Lien Obligations are two separate grants and create two separate and distinct Liens with each such Lien securing only the First-Lien Obligations or the Second-Lien Obligations, as the case may be.

2.2 Prohibition on Contesting Liens. Each of the Second-Lien Agent, for itself and on behalf of each Second-Lien Claimholder, and the First-Lien Agent, for itself and on behalf of each applicable First-Lien Creditor, agrees that it shall not (and hereby waives any right to) take any action to challenge or contest, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests

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granted pursuant to the Security Documents with respect to the First-Lien Obligations or the Second-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either First-Lien Agent or, to the extent provided in Section 3, any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1 hereof.

2.3 No New Liens; Non-Collateral Assets. (a) So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the Parent shall not, and shall not permit any other Grantor or Subsidiary to, (i) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted or contemporaneously grants to the First-Lien Agents a Lien on such asset or property to secure the First-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the First-Lien Agents or (ii) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any First-Lien Obligation unless it has also granted or contemporaneously grants to the Second-Lien Agent a Lien on such asset or property to secure the Second-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the Second-Lien Agent; provided that the Parent shall provide notice to each Agent if a First-Lien Agent or the Second-Lien Agent has been granted a security interest or becomes perfected with respect to any additional Liens on any asset or property to secure any First-Lien Obligations or the Second-Lien Obligations, as applicable, and in such event, the Parent or such other Grantor or Subsidiary, as applicable, shall contemporaneously grant such additional Liens, or take such additional action as is necessary to perfect any Liens so granted, in favor of a First-Lien Agents or the Second-Lien Agent, as applicable. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Agents and the other First-Lien Creditors, the Second-Lien Agent, on behalf of itself and the other Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second-Lien Loan Document hold and be deemed to have held such Lien for the benefit of the First-Lien Agent as security for the First-Lien Obligations (and all amounts received by or distributed to any of them pursuant to or as a result of the Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2). All proceeds of such additional Collateral shall in any event be applied in accordance with this Agreement. It is acknowledged and agreed that certain actions with respect to the perfection of Collateral in favor of the First-Lien Agents may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of the Second-Lien Agent but not a First-Lien Agent, being perfected.

(b) The First-Lien Agents and the Second-Lien Agent acknowledge and agree there may be certain limited assets of the Grantors that constitute Non-Collateral Assets at a particular time of reference. In connection therewith, the First-Lien Agents and the Second-Lien Agent further acknowledge and agree that, in the event that a First-Lien Agent exercises its rights to

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perfect a Lien in all or any portion of the Non-Collateral Asset, from and after the date upon which a First-Lien Agent or the Second-Lien Agent takes steps to perfect its Lien therein, such other Non-Collateral Asset (or the applicable portion thereof) shall constitute Collateral for all purposes hereof and shall no longer be Non-Collateral Assets hereunder. Upon the perfection of its Lien in any such Non-Collateral Asset by a First-Lien Agent, the Parent or applicable Grantor shall grant to the Second-Lien Agent and the other First-Lien Agent a Lien on such Non-Collateral Asset and cooperate with the Second-Lien Agent and the other First-Lien Agent in order to perfect such Lien in favor of the Second-Lien Agent, with any such Lien to be subject to the terms of this Agreement, in the case of the Second-Lien Agent, and to be subordinate to the Lien in such Collateral in favor of the First-Lien Agents on the same basis as the other Liens securing the First-Lien Obligations.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral shall not be more expansive than, and shall be, except to the extent provided herein, identical to, the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the parties hereto agree, subject to the other provisions of this Agreement:

(i) to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First-Lien Collateral and the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the Persons having First-Lien Obligations and Second-Lien Obligations;

(ii) to make the form, documents and agreements creating or evidencing the First-Lien Collateral and the Second-Lien Collateral materially the same, other than with respect to the first and second lien nature of the liens and the priorities hereunder; and

(iii) that any Subsidiary of the Parent that is a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement shall also be a guarantor or co-obligor of the Second-Lien Obligations and vice versa.

2.5 Payment Subordination. Without limiting the foregoing provisions of this Section 2, and notwithstanding any other provision of this Agreement, the parties hereto agree as follows:

(a) Subordination. The payment of any and all of the Second-Lien Obligations is hereby expressly subordinated, to the extent and in the manner set forth herein, to the Discharge of First-Lien Obligations. Each First-Lien Creditor, whether now outstanding or hereafter arising, shall be deemed to have acquired First-Lien Obligations in reliance upon the provisions contained herein. The parties hereto intend that this Agreement be enforceable in any Insolvency or Liquidation Proceeding.

(b) Restriction on Payments. Notwithstanding any provision of the Second-Lien Loan Documents to the contrary, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Second-Lien Obligations shall be made or received, and no Second-Lien Claimholder shall exercise any right of set-off or recoupment with respect to any Second-Lien Obligations, until the Discharge

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of First-Lien Obligations; provided, however, except as provided in the immediately succeeding sentence or in Section 2.5(c) and subject to the provisions of Section 2.5(d), any Grantor may make and each Second-Lien Claimholder may accept Permitted Second-Lien Payments; and provided, further, that nothing in this Agreement shall be construed to prohibit or to require the consent of Parent or of any First Lien Creditor to the conversion of all or any portion of the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents. Notwithstanding the foregoing, no Grantor may make, and no Second-Lien Claimholder may receive:

(i) any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, a Senior Payment Default exists and the Second-Lien Claimholders shall have received a Senior Default Notice specifying such existence; provided that nothing in this clause (i) shall limit a Second-Lien Claimholder’s obligations under Section 2.5(d); or

(ii) subject to the penultimate sentence of this Section 2.5(b), any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, the Second-Lien Claimholders shall have received a Senior Default Notice from a First-Lien Agent stating that a Senior Covenant Default exists or would be created by the making of such payment.

The Grantors may resume Permitted Second-Lien Payments (and may make any Permitted Second-Lien Payments) missed due to the application of clause (i) or clause (ii) of this Section 2.5(b)):

A. in the case of a Senior Payment Default referred to in clause (i) of this Section 2.5(b), upon the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement; or

B. in the case of a Senior Covenant Default referred to in clause (ii) of this Section 2.5(b), upon the earlier to occur of (x) the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement, and (y) the expiration of 180 days from the date on which the applicable Senior Default Notice was received.

Notwithstanding any provision of this Section 2.5(b) to the contrary:

(1) no Senior Covenant Default existing on the date any notice is given pursuant to clause (ii) of this Section 2.5(b) shall, unless the same shall have ceased to exist for a period of at least ninety (90) consecutive days, be used as a basis for any subsequent such notice; and

(2) no more than two (2) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during any consecutive 365 day period and no more than six (6) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during the term of this Agreement.

The provisions of this Section 2.5(b) shall not apply to any payment with respect to which Section 2.5(c) would be applicable. For purposes of clarification, the term “payment” does not include the accrual of interest, fees or other amounts under the Second-Lien Loan Documents.

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(c) Insolvency or Liquidation Proceedings.

(i) In the event of any Insolvency or Liquidation Proceeding with respect to any Grantor or any of its properties: (i) the Discharge of First-Lien Obligations shall occur before any payment (whether made in cash, securities or other property) of or with respect to the Second-Lien Obligations shall be made by, or from the assets or estate of, such Grantor (other than Permitted Subordinated Securities); and (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Second-Lien Obligations (other than Permitted Subordinated Securities), shall be paid or delivered directly to First-Lien Agents (to be applied by First-Lien Agents in accordance with the terms of the First-Lien Purchase Agreement to the repayment of any and all then outstanding First-Lien Obligations) until Discharge of First-Lien Obligations, and each Second-Lien Claimholder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries.

(ii) If any holder of Second-Lien Obligations has not filed any proof of claim or other instrument of similar character necessary to enforce the obligations of any Grantor in respect of the Second-Lien Obligations (a “Proof of Claim”) held by such holder within fifteen (15) days before the expiration of the time to file the same, then and in such event, but only in such event, First-Lien Agent may notify such holder of such fact which notification must be in writing and include a statement to the effect that such First-Lien Agent may pursuant to this Section 2.5(c), if such Proof of Claim is not so filed by such holder of Second-Lien Obligations at least five (5) days before the expiration of the time to file the same, as an attorney-in-fact for such holder of Second-Lien Obligations, file such Proof of Claim on behalf of such holder of Second-Lien Obligations. At any time within five (5) days prior to the expiration of the time to file such Proof of Claim, if such holder of Second-Lien Obligations has not so filed the same, a First-Lien Agent may (if it has complied with the notice provisions in the immediately preceding sentence), as attorney-in-fact for such holder of Second-Lien Obligations and at the expense of the Grantors, file such Proof of Claim and such holder of Second-Lien Obligations appoints such First-Lien Agent as an attorney-in-fact for such holder of Second-Lien Obligations, to so file any such Proof of Claim; provided, that such First-Lien Agent shall have no obligation to make any such filings. In the event a First-Lien Agent makes any filing in accordance with the authority granted hereby, no holder of Second-Lien Obligations shall be entitled to amend or otherwise modify such filing except solely to the extent necessary to correct any factual errors. Notwithstanding the foregoing, the holders of Second-Lien Obligations shall nevertheless retain, exclusively, all rights to enforce and to vote all Proofs of Claim and otherwise to act in any Insolvency or Liquidation Proceeding in their capacity as such holders of Second-Lien Obligations (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the fullest extent provided by applicable law but subject to the terms of Sections 2.5 and Section 6.

(iii) The First-Lien Obligations shall continue to be treated as First-Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of each Agent, the First-Lien Creditors and the Second-Lien Claimholders even if

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all or part of the First-Lien Obligations or the Liens securing the First-Lien Obligations are subordinated, set aside, avoided or disallowed in connection with any such Insolvency or Liquidation Proceeding, other than as a result of a ruling by a court of competent jurisdiction, in a final and non-appealable judgment, that the First-Lien Obligations is equitably subordinated to the Second-Lien Obligations as a result of the bad faith or willful misconduct of the holders of First-Lien Obligations but only to the extent that such determination results in the Second-Lien Claimholders recovering less in such Insolvency or Liquidation Proceeding than such Person would have recovered had the First-Lien Obligations not been equitably subordinated. This Agreement shall be reinstated if at any time any payment of any of the First-Lien Obligations is rescinded or must otherwise be returned by any holder of the First-Lien Obligations or any representative of such holder and the First-Lien Obligations, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(d) Incorrect Payments. If (a) any payment (whether made in cash, securities or other property) not permitted under this Agreement is received by any Second-Lien Claimholder on account of the Second-Lien Obligations before the Discharge of First-Lien Obligations, or (b) any payment (whether made in cash, securities or other property (other than Permitted Subordinated Securities)) is received by any Second-Lien Claimholder on account of the Second-Lien Obligations when a Senior Payment Default exists and such Second-Lien Claimholder is notified of such Senior Payment Default within ten (10) days after the date on which such payment of Second-Lien Obligations was scheduled to be made, then each such payment (including any subsequent payment in respect of the Second-Lien Obligations made during the continuation of such Senior Payment Default) shall be paid over promptly to First-Lien Agent, or its designated representative, for application (in accordance with the First-Lien Purchase Agreement) to the payment of the First-Lien Obligations then remaining unpaid, until the Discharge of the First-Lien Obligations.

(e) Restriction on Action by Second-Lien Claimholders. Until the Discharge of First-Lien Obligations has occurred, no Second-Lien Claimholder shall, without the prior written consent of First-Lien Agent, take any action to collect, enforce payment or accelerate any of the Second-Lien Obligations, exercise any of the remedies with respect to the Second-Lien Obligations set forth in any of the Second-Lien Loan Documents or that otherwise may be available to any Second-Lien Claimholder, either at law or in equity, by judicial proceedings (including by filing an Insolvency or Liquidation Proceeding) or otherwise (an “Enforcement Action”), except that (x) upon the occurrence and during the continuance of an event of default under the Second-Lien Loan Documents, the Second-Lien Claimholders may deliver to the Grantors a notice of acceleration provided such acceleration is not effective until the earliest of the dates specified in clause (i) through (iv) below, (y) the Second-Lien Claimholders may take legal action seeking specific performance or injunctive relief against any Grantor to enforce covenants (other than covenants to pay any of the Second-Lien Obligations) contained in the Second-Lien Loan Documents; provided that such action does not require the making of any payments to the Second-Lien Claimholders, and (z) as provided in the following sentence. Upon the earliest to occur of:

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(i) the passage of 180 days from the earlier of (a) the date of a First-Lien Agent’s receipt of a notice that an event of default has occurred under the Second-Lien Loan Documents if the event of default described therein shall not have been cured or waived within such period in accordance with the Second-Lien Loan Documents or (b) the date on which a Senior Default Notice is given effectuating a payment block pursuant to Section 2.5(b);

(ii) final maturity of all then outstanding First-Lien Obligations (by acceleration or otherwise);

(iii) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor;

(iv) the institution or commencement by First-Lien Agent of any action to foreclose upon any material portion of the First-Lien Collateral; or

(v) the stated final maturity of the Second-Lien Obligations (i.e., February 1, 2016 or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement), the Second-Lien Claimholders may, upon five (5) Business Days’ prior written notice to First-Lien Agent, in respect of Enforcement Actions taken pursuant to clause (i) above, which notice may be given during such 180-day period, take Enforcement Actions; provided, that in the event the Second-Lien Claimholders shall be permitted to take Enforcement Actions solely as a result of the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor(s) pursuant to clause (ii) above, such Enforcement Actions may only be taken with regard to such Grantor(s) and, for purposes of clarification, not with respect to any other Grantors.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. Without limiting the provisions of Section 2.5: (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent or any other Grantor: (i) the Second-Lien Agent and the other Second-Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Claimholder is a party or holds a perfected interest through the Control Agent) or institute or commence, or join with any Person in commencing, any action or proceeding against the Parent or any other Grantor with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution), and will not contest, protest, seek to enjoin or object to any foreclosure proceeding or action brought by a First-Lien Agent or any other First-Lien Creditor or any other exercise by a First-Lien Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Credit Documents or otherwise, or contest, protest, seek to enjoin or object to the forbearance by a First-Lien Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) First-Lien Agents shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make

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determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Agent or any other Second-Lien Claimholder; provided, that, (A) subject to Section 2.5(c), in any Insolvency or Liquidation Proceeding commenced by or against the Parent or any other Grantor, the Second-Lien Agent may file a proof of claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Agent may take any action (not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations, or the rights, remedies and claims of the First-Lien Agents or the other First-Lien Creditors) in order to preserve, perfect or protect (but not enforce) its Lien on the Collateral in a manner not otherwise inconsistent with the terms of this Agreement, (C) the Second-Lien Claimholders shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Claimholders, including any claim secured by the Collateral, if any, in each case in a manner not otherwise inconsistent with the terms of this Agreement and not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations or the rights, remedies and claims of the First-Lien Agents or other First-Lien Creditor, (D) the Second-Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case subject to the terms of this Agreement (including, without limitation, Sections 2.5 and 5.4 hereof) and in accordance with the terms of this Agreement, (E) the Second-Lien Claimholders shall be entitled to join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by First-Lien Agent, to the extent that such action could not reasonably be expected to interfere materially with such foreclosure or proceeding, but no Second-Lien Claimholder may receive any proceeds thereof unless expressly permitted herein, and (E) the Second-Lien Claimholders shall be entitled to bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any First-Lien Creditor, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second-Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First-Lien Obligations. In exercising rights and remedies with respect to the Collateral, the First-Lien Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Notwithstanding the preceding Section 3.1(a), but subject to Section 2.5, Second-Lien Claimholders may exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral or exercise rights with respect to a Lien securing a Second-Lien Obligation if (i) 180 days have elapsed since Second-Lien Agent notified First-Lien Agents that the Second-Lien Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”), (ii) the First- Lien Creditors are not then diligently pursuing any applicable

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remedy with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise, (iii) any acceleration of the Second-Lien Obligations has not been rescinded, and (iv) no Grantor is not then a debtor in an Insolvency or Liquidation Proceeding.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First-Lien Agent pursuant to Sections 2.5(d) and 4.2, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the rights of the Second-Lien Agent and the other Second-Lien Claimholders with respect to the Collateral are limited to the right to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Second-Lien Loan Documents and applicable law, after the Discharge of First-Lien Obligations has occurred, and to exercise only such other rights as are expressly permitted herein.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Agent and the other Second-Lien Claimholders will not take any action that would enjoin, hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First-Lien Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Claimholders may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which a First-Lien Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of a First-Lien Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Claimholders.

(d) The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.

(e) Cooperation. Subject to its rights after the expiration of the Standstill Period and subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person in

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commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, pursuant to any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second-Lien Security Documents or any other Second-Lien Loan Document or otherwise.

3.2 Actions Upon Breach. (a) If any Second-Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor with respect to the Collateral or against the Collateral, any First-Lien Creditor may intervene and interpose as a defense or dilatory plea the making of this Agreement, in its name or in the name of such Grantor.

(b) Should any Second-Lien Claimholder or First-Lien Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, a First-Lien Agent or the Second-Lien Agent, as applicable, (in its own name or in the name of the relevant Grantor), or any other First-Lien Creditor or Second-Lien Claimholders, as applicable, with the prior written consent of the applicable Agent, (i) may obtain relief against such First-Lien Creditor or Second-Lien Claimholder by injunction, specific performance or other appropriate equitable relief, it being understood and agreed by the parties that (x) the non-breaching party’s damages from the actions of the breaching party may at that time be difficult to ascertain and may be irreparable, and (y) each such breaching party waives any defense that the non-breaching party cannot demonstrate damage or be made whole by the awarding of damages, and (ii) shall be entitled to damages from the breaching parties, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds of Collateral received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral or under a plan of reorganization upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Agents to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of First-Lien Obligations, the First-Lien Agents shall deliver to the Second-Lien Agent any proceeds of Collateral held by them in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.

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4.2 Payment Turnover. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (including any distribution in respect of the Collateral) received by the Second-Lien Agent or any other Second-Lien Claimholders in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) or that is otherwise inconsistent with this Agreement (including Section 2.5 hereof) shall be segregated and held in trust and promptly paid over to a First-Lien Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such other Second-Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1 Releases of Liens.

(a) If, in connection with:

(i) the exercise of the First-Lien Agents’ remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral;

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted or not prohibited under the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents (whether or not an “event of default” thereunder or under any Second-Lien Loan Document has occurred and is continuing), whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder; or

(iii) any agreement between a First-Lien Agent and any Grantor to release the First-Lien Agent’s Lien on any portion of the Collateral;

there occurs the release by each First-Lien Agent of any of its Liens on any part of the Collateral (each, a “First-Lien Release”), then the Liens, if any, of the Second-Lien Agent, for itself and for the benefit of the other Second-Lien Claimholders, on such Collateral shall be, except as otherwise provided in this Section 5.1(a), automatically, unconditionally and simultaneously released, and, upon receipt of notice in writing, the Second-Lien Agent, for itself or on behalf of any such Second-Lien Claimholders, promptly shall, except as otherwise provided in this Section 5.1(a), execute and deliver to the First-Lien Agents or such Grantor such termination statements, releases and other documents as the First-Lien Agents or such Grantor may request, and/or which the Grantor has provided to the Second-Lien Agent, to effectively confirm such release; provided, however, that, (i) if the Liens securing the First-Lien Obligations are released in connection with the Discharge of First-Lien Obligations (without a contemporaneous incurrence of new or replacement First-Lien Obligations), the Second-Priority Liens on the Collateral will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the First-Lien Obligations secured

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by the Collateral) and (ii) any release effected or occasioned by the terms of this Section 5.1 by Second-Lien Agent of any Lien in favor of Second-Lien Agent or any of the Second-Lien Claimholders shall not extend to or otherwise affect any of the rights of Second- Lien Collateral Agent or any Second-Lien Claimholder arising under the Second-Lien Loan Documents to any proceeds of any disposition of any Collateral occurring in connection with such First-Lien Release, provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of this Agreement. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary as a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement in accordance with the First-Lien Purchase Agreement (whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder), the guarantee or other obligations in favor of the Second-Lien Claimholders, if any, made or incurred by such Subsidiary will automatically be released and discharged as and when, but only to the extent, such Subsidiary is released and discharged as a borrower, guarantor or co-obligor under the First-Lien Credit Documents.

(b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, hereby irrevocably constitutes and appoints the First-Lien Agents and any officer or agent of either First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent or such other Second-Lien Claimholder or in the First-Lien Agent’s own name, from time to time in the First-Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

5.2 Insurance. The First-Lien Agents (on behalf of the First-Lien Creditors) shall be named as first loss payee under all insurance policies maintained from time to time by any Grantor (other than liability policies) and the Second-Lien Agent (on behalf of the Second-Lien Claimholders) shall be named as the second loss payee on such policies of insurance. The First-Lien Agents and the Second-Lien Agent shall be named additional insureds on all liability insurance policies maintained from time to time by any Grantor. The First-Lien Agents will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Collateral. If the Second-Lien Agent or any other Second-Lien Claimholder shall, at any time, receive from the insurer any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to a First-Lien Agent in accordance with the terms of Sections 2.5(c) and 4.2 of this Agreement. It is acknowledged and agreed that certain actions with respect to insurance may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of non-compliance with this Section 5.2.

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5.3 Amendments to Second-Lien Loan Documents and First-Lien Credit Documents.

(a) Without the prior written consent of the First-Lien Agents, no Second-Lien Loan Document may be amended, restated, supplemented, modified or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new Second-Lien Loan Document, would contravene the provisions or intent of this Agreement, the First-Lien Purchase Agreement, or any other First-Lien Credit Document (it being understood that the Second-Lien Agent may rely upon an opinion of counsel to the Parent to make any determination as to whether the requirements of this Section 5.3 have been complied with). The Parent, each other Grantor and the Second-Lien Agent each agree that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Agents):

“Notwithstanding anything herein to the contrary, the Second-Lien Obligations and the lien and security interest granted to the Second-Lien Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Second-Lien Agent hereunder are subordinated and subject to the provisions of that certain Amended and Restated Subordination Agreement, dated as of March 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), among KiOR, Inc., the other Grantors from time to time party thereto, Khosla Ventures III LP, in its capacity as the initial First-Lien Agent under the 2013 First Lien Purchase Agreement, KFT Trust, Vinod Khosla, Trustee, in its capacity as the initial First-Lien Agent under the 2014 First Lien Purchase Agreement, and 1538731 Alberta Ltd., in its capacity as the initial Second-Lien Agent thereunder. In the event of any conflict between the terms of the Subordination Agreement and this Agreement, the terms of the Subordination Agreement shall govern and control.”

(b) Without limiting the foregoing provisions of Section 5.3(a), each Grantor, the First-Lien Agents (for itself and on behalf of each other First-Lien Creditor) and the Second-Lien Agent (for itself and on behalf of each other Second-Lien Claimholder) hereby agrees that, without the prior written consent of the First-Lien Agents, no Second-Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second-Lien Loan Document, would (a) increase the principal amount of the Second-Lien Obligations in excess of the Maximum Second-Lien Principal Amount (other than as a result of the capitalization (and not payment in cash or cash equivalents) of any Permitted Second-Lien Payments), (b) require any payment of interest in cash until the final stated maturity of the Second-Lien Obligations or increase the applicable interest rate margins under the Second-Lien Loan Documents (including, for the avoidance of doubt, any pay-in-kind interest margins) by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (c) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under the Second-Lien Loan Documents, (d) change any default or event of default provisions set forth in the Second-Lien Loan Documents in a manner materially adverse to the First-Lien Creditors, (e) change the prepayment provisions set forth in the Second-Lien Loan Documents in a manner materially adverse to the

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First-Lien Creditors, (f) add to the Collateral under the Second-Lien Loan Documents other than as specifically permitted by this Agreement or (g) otherwise materially increase the obligations of the Grantors or the other loan parties thereunder or confer additional rights on the Second-Lien Claimholders in a manner materially adverse to the First-Lien Creditors. The Second-Lien Obligations may be Refinanced, in whole or in part and without the consent of the First-Lien Agent or any of the First-Lien Creditors, if (i) such Refinancing complies with the restrictions in the previous sentence, (ii) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second-Lien Loan Agreement and (iii) the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) In the event the First-Lien Agents or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Agent, the other First-Lien Creditors, the Parent or any other Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent or the other Second-Lien Claimholders and without any action by the Second-Lien Agent, the Parent or any other Grantor, provided, that (A) any such amendment, restatement, waiver or consent that is prejudicial to the rights of the Second-Lien Claimholders (other than by virtue of their relative priorities and rights and obligations hereunder) and does not affect the First-Lien Agent or the other First-Lien Creditors in a like or similar manner shall not apply to the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent, it being agreed that any release contemplated by Section 5.1 hereof shall be deemed not to be prejudicial to the rights of the Second-Lien Claimholders, (B) written notice of such amendment, restatement, waiver or consent shall have been given to the Second-Lien Agent no less than five Business Days prior to the effectiveness thereof (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent), (C) no such modification may, without the prior consent of the Second-Lien Agent, release any Second-Lien Collateral, except to the extent such release is otherwise permitted or required hereby (including Section 6.1) and there is a corresponding release of First-Lien Collateral and (D) no such modification will, without the prior consent of the Second-Lien Agent, impose any additional duties on the Second-Lien Agent.

(d) Without the prior written consent of the Second-Lien Agent, no First-Lien Credit Document may be amended, restated, supplemented or otherwise modified or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new First-Lien Credit Documents, would (a) amend or modify the terms, as in effect on the date hereof, of the mandatory conversion to Equity Interests of the First-Lien Obligations in a manner materially adverse to the Second-Lien Claimholders, including without limitation: (i) any conversion of the First-Lien Obligations into Equity Interests other than common stock of the Parent; (ii) any modification of the conversion price formula in a manner that would yield a lower conversion price compared to such formula in the absence of such modification; and (iii) any increase in the aggregate dollar amount of the Financing Event, as defined in First-Lien Credit Documents, (b) increase the principal amount

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(excluding paid in kind interest) of the First Lien Obligations issued under the 2014 First Lien Purchase Agreement to an aggregate amount in excess of $25,000,000, (c) require any payment of interest in cash until the final stated maturity of the First-Lien Obligations or increase the applicable interest rate margins under the First-Lien Loan Documents (including, for the avoidance of doubt, any pay-in-kind interest margins) by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), or (d) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under the First-Lien Loan Documents. Without the prior written consent of the Second-Lien Agent, the Intercreditor Agreement of even date herewith by and between the 2013 First Lien Agent and the 2014 First Lien Agent shall not be restated, supplemented or otherwise modified to change the pari passu treatment of the 2013 Debt or the 2014 Debt (as such terms are defined therein) for all purposes, including payment and recourse to collateral, under the 2013 First Lien Purchase Agreement and the 2014 First Lien Purchase Agreement. Without the consent of the Second-Lien Agent, no party hereto or any affiliate thereof shall take any action having the result that the term loans under the Second Lien Purchase Agreement in the original principal amount of $75 million shall not remain and be treated as pari passu for all purposes, including, without limitation, with respect to right and priority of payment and recourse to collateral.

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement (including Section 2.5 hereof), the Second-Lien Agent and the other Second-Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second-Lien Loan Documents and applicable law, it being agreed by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) that the waivers and other agreements made herein by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) shall bind it (and each of the Second-Lien Claimholders) in their capacity as an unsecured creditor. Except as otherwise set forth in this Agreement (and subject in any event to any lien subordination provisions in the Second-Lien Loan Agreement and the other Second-Lien Loan Documents), nothing in this Agreement shall prohibit the receipt by the Second-Lien Agent or any other Second-Lien Claimholder of payments on the Second-Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Second-Lien Agent or any other Second-Lien Claimholder of rights or remedies as a secured creditor with respect to the Collateral (including setoff or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) otherwise in contravention of this Agreement. In the event the Second-Lien Agent or any other Second-Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of any enforcement of its rights, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

5.5 Control Agent for Perfection. (a) Each First-Lien Agent, on behalf of itself and the applicable First-Lien Creditors, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, each hereby appoint (i) KFT Trust, Vinod Khosla Trustee, as its collateral agent (in such capacity, together with any successor in such capacity from time to time,

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the “KFT Control Agent”), (ii) Khosla Ventures III LP as its collateral agent (in such capacity, together with any successor in such capacity from time to time, the “KV Control Agent”) and (iii) 1538731 Alberta Ltd., as its collateral agent (in such capacity, together with any successor in such capacity from time to time, the “AIMco Control Agent” and together with the KFT Control Agent and the KV Control Agent, each a “Control Agent”), in each case, for the limited purpose of acting as the agent on behalf of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) with respect to the Possessory Collateral and all, if any, Collateral consisting of deposit accounts, securities accounts or commodity accounts (the “Control Assets”), solely for purposes of perfecting the Liens of such parties on the Possessory Collateral and such Control Assets. Each Control Agent accepts such appointment and agrees to hold the Possessory Collateral and any Control Assets in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Possessory Collateral or Control Assets, subject to the terms and conditions of this Section 5.5 as gratuitous bailee and/or gratuitous agent for perfection for the benefit of the other Agent as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C.

(b) Until the Discharge of First-Lien Obligations has occurred, the Control Agent, any First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) each hereby agrees that the applicable First-Lien Agent shall have the sole and exclusive authority to give instructions to, and otherwise direct, the Control Agent in respect of the Possessory Collateral and Control Assets (such instructions and directions to be consistent with this Agreement) and shall be entitled to deal with the Possessory Collateral and Control Assets in accordance with the terms of the First-Lien Credit Documents and this Agreement as if the Liens of the Second-Lien Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Agent’s rights under the First-Lien Credit Documents and neither the Second-Lien Agent nor any Second-Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First-Lien Agent in any respect. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First-Lien Agent in accordance with the First- Lien Credit Agreement. The First-Lien Creditors and the Second-Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First-Lien Creditors are required to do so for the First-Lien Agent in accordance with the First-Lien Purchase Agreement and the Second-Lien Claimholders are required to do so for the Second-Lien Agent in accordance with the Second-Lien Loan Documents.

(c) The Control Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Agent or any Second-Lien Claimholder, including, without limitation, any obligation to assure that any of the Possessory Collateral or Control Assets is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set

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forth in this Section 5.5. In acting on behalf of the Second-Lien Agent and the Second-Lien Claimholders and the First-Lien Agents and the First-Lien Creditors, the duties or responsibilities of the First-Lien Agents under this Section 5.5 shall be limited solely (i) to physically holding or controlling (to the extent physical delivery has been made or control has been effected and has not been terminated by the applicable depository bank or securities intermediary) the Possessory Collateral or Control Assets delivered to the Control Agent by any Grantor as agent for the First-Lien Agents (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) for purposes of perfecting the Lien held by the First-Lien Agents and the Second-Lien Agent and (ii) delivering such collateral as set forth in Section 5.5(e).

(d) Neither the Control Agent nor any First-Lien Agent shall have by reason of the Second-Lien Loan Documents (including, without limitation, the Second-Lien Security Documents), the First-Lien Credit Documents (including, without limitation, the First-Lien Security Documents), this Agreement or any other document, a fiduciary relationship or any fiduciary duties in respect of the First-Lien Creditors, the Second-Lien Agent or any other Second-Lien Claimholder.

(e) Upon the Discharge of First-Lien Obligations, the Control Agent shall deliver whatever Possessory Collateral or Control Assets it has in its possession (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Agent or as the Second-Lien Agent shall otherwise lawfully direct (solely to the extent such Possessory Collateral or Control Assets constitute Collateral), if any Second-Lien Obligations remain outstanding, and second, to the Parent or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Possessory Collateral and Control Assets). The First-Lien Agent further agrees to take all other action reasonably requested by such Person, at such Parent’s sole cost and expense, in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Without limiting the foregoing, upon the Discharge of First-Lien Obligations, at the request of the Parent or the Second-Lien Agent, the First-Lien Agent will use commercially reasonable efforts to promptly deliver an appropriate termination or other notice confirming such Discharge of First-Lien Obligations to the applicable depositary bank, issuer of uncertificated securities or securities intermediary, if any, with respect to deposit account collateral, money market mutual fund or similar collateral, or securities account collateral.

(f) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ notice to the First-Lien Agents and the Second-Lien Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First-Lien Agents and the Second-Lien Agent, the Control Agent shall deliver to a First-Lien Agent the Possessory Collateral and Control Assets, together with any necessary endorsements (or otherwise allow the First-Lien Agent to obtain control of such Possessory Collateral and Control Assets) or as a court of competent jurisdiction may otherwise direct and the First-Lien Agent shall accept and succeed to the role of the Control Agent with respect to the Possessory Collateral and Control Assets, whereupon such First-Lien Agent shall assume all of the duties and comply with all of the obligations of the “Control Agent” as set forth in the foregoing clauses (a) through (e).

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5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If the Discharge of First-Lien Obligations occurs in connection with any Refinancing of the First-Lien Obligations, or if the Grantors subsequently incur First-Lien Obligations, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing or subsequent First-Lien Obligations shall automatically be treated as “First-Lien Obligations” for all purposes of this Agreement, including for purposes of the Lien and payment priorities and rights in respect of Collateral set forth herein, and the agent under the First-Lien Credit Documents evidencing or relating to such Refinancing shall be a First-Lien Agent for all purposes of this Agreement (and, if there is no agent relating to such Refinancing, any lender, bank, or financial institution holding any obligations thereunder shall be deemed a First-Lien Agent for all purposes hereunder). Upon receipt of an officer’s certificate stating that the Parent or other Grantors have entered into Refinancing of the First-Lien Obligations (which certificate shall include the identity of the new agent, such agent, the “New Agent” and state that the Refinancing is permitted hereunder), the Second-Lien Agent shall promptly, at Parent’s sole cost and expense, enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First-Lien Obligations under the new First-Lien Credit Documents are secured by assets of the Grantors of the type constituting First-Lien Collateral that do not also secure the Second-Lien Obligations, then the Second-Lien Obligations shall be secured at such time by a second-priority lien on such assets to the same extent provided in the Second-Lien Loan Documents with respect to the other First-Lien Collateral. The Second-Lien Agent shall not be charged with knowledge of such reinstatement until it receives written notice from a First-Lien Agent, New Agent or the Parent of the occurrence of such reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. (a) Until the Discharge of the First-Lien Obligations has occurred, if the Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agents shall desire to permit the use of Cash Collateral on which the First-Lien Agent or any other creditor of the Parent or any other Grantor has a Lien or agrees to permit the Parent or any other Grantor to obtain post-petition financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such Post-Petition Financing shall not exceed an aggregate amount equal to $15,000,000 in excess of the Maximum First-Lien Principal Amount (plus the amount of any accrued paid in kind interest on the First Lien Obligations), the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose, seek to enjoin or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition

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Financing (or to the priming of, or to the granting of the Liens pari passu with, the Liens securing the Second-Lien Obligations; provided that the Liens granted in connection with such post-petition financing also prime, or are pari passu with, the Liens securing the First-Lien Obligations) and will not request adequate protection or any other relief in connection therewith that is inconsistent with Section 6.3 (except as expressly agreed in writing by the First-Lien Agents) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing incurred in compliance with this Section 6.1, the Liens of the Second-Lien Claimholders on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.

(b) Until the Discharge of the First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, seek to enjoin, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any, or substantially all of the, Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets (and their Liens thereon are simultaneously being released) so long as either (i) the Liens of Second-Lien Claimholders attach to the net proceeds thereof on the same basis and priority as the Liens held by the Second-Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement or (ii) the proceeds of a disposition of Collateral received by a First-Lien Agent in excess of those necessary to achieve the Discharge of First-Lien Obligations, are distributed in accordance with the U.C.C. and applicable law. If requested by a First-Lien Agent in connection therewith, the Second-Lien Agent shall affirmatively consent to such a sale or disposition.

6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of each First-Lien Agent, or (ii) oppose any request by a First-Lien Agent or any First-Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding, provided that the Second-Lien Agent shall not be prohibited, as a result of the foregoing, from exercising the rights provided to it under Section 6.3(b).

6.3 Adequate Protection. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by a First-Lien Agent or the other First-Lien Creditors for adequate protection in any

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Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by a First-Lien Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on a First-Lien Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, except as expressly provided in this Section 6.3.

(b) In any Insolvency or Liquidation Proceeding, if the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of Cash Collateral or Post-Petition Financing, then the Second-Lien Agent, on behalf of itself or any of the other Second-Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First-Lien Obligations, such use of Cash Collateral or any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement, the First-Lien Security Documents and the Second-Lien Security Documents.

6.4 No Waiver; Voting Rights. (a) Nothing contained herein shall prohibit or in any way limit a First-Lien Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Agent or any other Second-Lien Claimholder, including the seeking by the Second-Lien Agent or any other Second-Lien Claimholder of adequate protection or the assertion by the Second-Lien Agent or any other Second-Lien Claimholder of any of its rights and remedies under the Second-Lien Loan Documents or otherwise; provided, however, that this Section 6.4 shall not limit the rights of the Second-Lien Claimholders expressly provided under Section 3.1 or Section 6.3. Neither the First-Lien Agent nor any First-Lien Creditors shall object to or otherwise contest, and if necessary, will consent to, the adequate protection contemplated by Section 6.3(b).

(b) The Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) agrees that, in any Insolvency or Liquidation Proceeding, neither the Second-Lien Agent nor any other Second-Lien Claimholder shall support (or join with or support any party in doing so) any plan of reorganization or disclosure statement of any Grantor unless such disclosure statement and plan are not inconsistent with this Agreement and (x) provide for the Discharge of First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) is otherwise accepted by the class of holders of the First-Lien Obligations voting thereon. Subject to the foregoing, the Second-Lien Claimholders shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5 Avoidance Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding to disgorge or otherwise to turn over or otherwise pay to the estate of the Parent or any other Grantor any amount for any reason (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release,

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discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any and all amounts received by the Second-Lien Agent or any Second-Lien Claimholder from or in respect of Collateral or the proceeds thereof on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6 Post-Petition Interest. (a) Neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose or seek to challenge any claim by the First-Lien Agent or any other First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees, premiums, costs or expenses to the extent of the value of the Liens securing the First-Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existences of any Liens securing the Second-Lien Obligations and that neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose the positions taken by a First-Lien Agent with respect to value); it being further understood that neither First-Lien Agent nor any other First-Lien Creditor shall be entitled to post-petition interest relating to any Excess Amount. Regardless of whether any such claim for pre- or post-petition interest, fees, premiums, costs, expenses or other charges is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees, premiums, costs, expenses or other charges through distributions from the Collateral made pursuant to the provisions of this Agreement even though such interest, fees, costs, expenses or other charges are not allowed or allowable against the bankruptcy estate of the Parent or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

6.7 Bankruptcy Code Section 1111(b)(2). The Second-Lien Agent, for itself and on behalf of the other Second-Lien Claimholders, waives any claim any such Second-Lien Claimholder may hereafter have against any First-Lien Creditor arising out of (a) the election by any First-Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

6.8 Limitations. Without limiting any other right, remedy or limitation in this Agreement in favor of the First-Lien Agents and the other First-Lien Creditors, so long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Agents, none of the Second-Lien Claimholders shall (or shall join with or support any

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third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code, (ii) assert or support any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First-Lien Obligations for costs or expenses of preserving or disposing of any Collateral (provided that this clause will not preclude the Second-Lien Agent or the Second-Lien Claimholders from supporting a plan of reorganization permitted by Section 6.4(b)) or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees, premiums, costs or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, each First-Lien Agent, on behalf of itself and the applicable First-Lien Creditors under the applicable First-Lien Credit Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Agent or any other Second-Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Credit Document or this Agreement. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, acknowledges that it and the other Second-Lien Claimholders have, independently and without reliance on the First-Lien Agents or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Second-Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. Each First-Lien Agent, on behalf of itself and the applicable First-Lien Creditors under the applicable First-Lien Credit Documents, acknowledges and agrees that each of the Second-Lien Agent and the other Second-Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, acknowledges and agrees that each of the First-Lien Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First-Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First-Lien Agents and the First-Lien Creditors shall have no duty to the Second-Lien Agent or any of the Second-Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent or any other Grantor (including under the First-Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

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7.3 No Waiver of Priorities. (a) No right of the First-Lien Creditors, the Control Agent or the First-Lien Agents or any of them to enforce any provision of this Agreement or any First-Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Agents, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Credit Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the First-Lien Agents or the First-Lien Creditors, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent and the other Grantors under the First-Lien Credit Documents and the rights of the Second-Lien Agent and the Second-Lien Claimholders expressly set forth in this Agreement), the First-Lien Creditors, the First-Lien Agents and any of them may, at any time and from time to time in accordance with the First-Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Agent or any other Second-Lien Claimholder, without incurring any liabilities to the Second-Lien Agent or any other Second-Lien Claimholder and without impairing or releasing the priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Agent or any Second-Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by a First-Lien Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Credit Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent or any other Grantor to the First-Lien Creditors or a First-Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First-Lien Obligation or any other liability of the Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

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(v) exercise or delay in or refrain from exercising any right or remedy against the Parent or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Waiver of Liability. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby waives any claim against the Control Agent, any First-Lien Creditor or any First-Lien Agent, arising out of any and all actions which the Control Agent, the First-Lien Creditors or the First-Lien Agents may take or permit or omit to take with respect to: (i) the First-Lien Credit Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that the Control Agent, the First-Lien Creditors and the First-Lien Agents have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the Control Agent, the First-Lien Agents nor any First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent or any other Grantor or upon the request of the Second-Lien Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Claimholder by accepting the benefits of the Second-Lien Loan Documents agrees that neither the Control Agent, the First-Lien Agents nor any other First-Lien Creditor (in directing the Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

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7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agents and the other First-Lien Creditors and the Second-Lien Agent and the other Second-Lien Claimholders, respectively, hereunder (including the payment and Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)	any lack of validity or enforceability of any First-Lien Credit Document or any Second-Lien Loan Document or any setting aside or avoidance of any Lien;

(b)	any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Credit Document or any Second-Lien Loan Document;

(c)	any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d)	the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent or any other Grantor; or

(e)	any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Agent or any Second-Lien Claimholder in respect of this Agreement.

7.6 Certain Notices. (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), (c) and (d) of the definition of Discharge of First-Lien Obligations, the First-Lien Agents will endeavor to deliver written notice confirming same to the Second-Lien Agent; provided that the failure to give any such notice shall not result in any liability of the First-Lien Agents or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by a First-Lien Agent of any enforcement action or the exercise of any remedy with respect to, in each case, any Collateral (including by way of a public or private sale of Collateral), the First-Lien Agent will endeavor to notify the Second-Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First-Lien Agent or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

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SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Credit Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control. Without limitation of the foregoing, notwithstanding any waivers by the Second-Lien Claimholders of liabilities and/or duties of the Second-Lien Agent, none of such waivers shall be effective with respect to the rights of the First-Lien Agents or the First-Lien Creditors under this Agreement.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment and lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Agent or any other Second-Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Agent, on behalf of itself and the other Second-Lien Claimholders, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement, which is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent or any other Grantor shall include the Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Agent, the other Second-Lien Claimholders and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Loan Documents terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Agents, the other First-Lien Creditors and the First-Lien Obligations, First-Lien Obligations, either (x) the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 5.6 (including that such date shall be deemed not to have occurred in the event of any contemporaneous or subsequent Refinancing of the First-Lien Obligations) or Section 6.5 of this Agreement and except to the extent any such term or provision, by its terms, survives any Discharge of First-Lien Obligations or (y) the date of conversion of all of the outstanding First-Lien Obligations into common stock of the Parent in accordance with the terms of the First-Lien Purchase Agreement.

8.3 Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement shall be made unless the same shall be in writing signed on behalf of each party hereto; provided neither the Parent nor any other Grantor shall have any right to

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consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected thereby; provided further that additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement.

(b) Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither Parent nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent the liabilities, duties or obligations of the Parent or such Grantor are increased, expanded, or made more burdensome to the Parent or such Grantor, as the case may be, as a result of such amendment, modification or waiver.

8.4 Information Concerning Financial Condition of the Parent and its Subsidiaries. The First-Lien Agents and the First-Lien Creditors, on the one hand, and the Second-Lien Agent and the Second-Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Agents and the other First-Lien Creditors shall have no duty to advise the Second-Lien Agent or any other Second-Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First-Lien Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Agent or any other Second-Lien Claimholder, it or they shall be under no obligation (w) to make, and the First-Lien Agents and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Second-Lien Agent and the other Second-Lien Claimholders shall have no duty to advise the First-Lien Agents or any other First-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second-Lien Agent or any of the Second-Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First-Lien Agents or any other First-Lien Creditor, it or they shall be under no obligation (w) to make, and the Second-Lien Agent and the Second-Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

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8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets (in each case of Collateral or proceeds thereof) that the Second-Lien Claimholders or Second-Lien Agent pay over to a First-Lien Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Agent and the other Second-Lien Claimholders shall be subrogated to the rights of the First-Lien Agents and such other First-Lien Creditors; provided that, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby agrees not to assert or enforce any or all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of the Parent and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Agent or the other Second-Lien Claimholders and paid over to a First-Lien Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not, as between the Parent and the Guarantor, on the one hand, and the Holders, on the other hand, relieve or reduce any of the Obligations owed by the Parent or any other Grantor under the First-Lien Credit Documents.

8.6 Application of Payments; Consent to Certain Changes. All payments received by a First-Lien Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate, subject to the terms of any intercreditor agreement between the First-Lien Agents. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security constituting Collateral which may at any time secure any part of the First-Lien Obligations and to the addition of , or the release of in accordance with the terms hereof, any other Person primarily or secondarily liable therefor; provided, that the parties hereto agree that (x) the Parent shall not, and shall not permit any other Grantor to, substitute or exchange any security constituting Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the Second-Lien Obligations and has taken all actions reasonably requested by the Second-Lien Agent to perfect such new Liens, and (y) in furtherance of Section 2.4(ii) hereof, with respect to any Person added or released as a guarantor pursuant to this Section 8.6, the parties will enter into such documentation as is necessary to ensure that the guarantors (and the Collateral pledged by such guarantors) for the First-Lien Obligations and the Second-Lien Obligations shall be identical.

8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT

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OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN CREDIT DOCUMENTS AND THE SECOND-LIEN LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8 Notices. All notices to the Second-Lien Claimholders and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Agent and the First-Lien Agents, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. Each of the First-Lien Agents, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, the Parent and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and

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instruments (in recordable form, if requested) as the First-Lien Agent or the Second-Lien Agent may reasonably request to effectuate the terms of and the payment and lien priorities contemplated by this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Agent, on its behalf.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Agents, the other First-Lien Creditors, the Second-Lien Agent, the other Second-Lien Claimholders, the Control Agent, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement unless (i) each First-Lien Agent consents to such assignment in writing and (ii) such assignment is permitted under the Second-Lien Loan Agreement or is otherwise consented to by the Second-Lien Agent.

8.12 Specific Performance. Each of the First-Lien Agents and the Second-Lien Agent may demand specific performance of this Agreement. Each of the First-Lien Agents, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Agent or the Second-Lien Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts; Fax or Other Transmission. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

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8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.

8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First-Lien Agents, the Second-Lien Agent, the Control Agent and their respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Claimholders. No other Person (including the Parent and the Grantors, except as otherwise expressly provided in Section 5.3(b) and 8.3(b)) shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors, on the one hand, and the Second-Lien Claimholders, on the other hand. None of the Parent, any other Grantor or any other creditor thereof shall have any rights hereunder (other than, with respect to the Parent and the other Grantors, the right to enforce any provision hereunder to the extent that such provision expressly addresses the Parent’s or such Grantors’ performance obligations under the Second-Lien Loan Documents). Nothing in this Agreement is intended to or shall impair the obligations of the Parent or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents, respectively.

8.18 Grantors; Additional Grantors. It is understood and agreed that the Parent and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First-Lien Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19 No Agency. This Agreement shall not create any agency relationship between the First-Lien Agent or the Control Agent, on the one hand, and Second-Lien Agent, on the other hand (it being understood that nothing in this Section 8.19 shall modify, affect or diminish the rights, obligations, covenants or duties of the Control Agent pursuant to Section 5.5 of this Agreement).

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8.20 Recitals Incorporated Herein. The preamble and recitals to this Agreement are incorporated herein by this reference.

[Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Subordination Agreement as of the date first written above.

2013 FIRST-LIEN AGENT and CONTROL AGENT

KHOSLA VENTURES III LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP, in its capacity as 2013 First-Lien Agent and Control Agent

By:	/s/ Vinod Khosla
Name: Vinod Khosla
Title: Member

Notice Address:
See Schedule 1

2014 FIRST-LIEN AGENT and CONTROL AGENT

KFT TRUST, VINOD KHOSLA, TRUSTEE in its capacity as 2014 First-Lien Agent and Control Agent

By:	/s/ Vinod Khosla
Name: Vinod Khosla
Title: Trustee

SECOND-LIEN AGENT and CONTROL AGENT:

1538731 Alberta Ltd., in its capacity As Second-Lien Agent and Control Agent

By:	/s/ Caroline Kowall
Name: Caroline Kowall
Title: Director

Notice Address:
See Schedule 1

SIGNATURE PAGE TO AMENDED AND RESTATED SUBORDINATION AGREEMENT

PARENT:

KIOR, Inc.

By:	/s/ Fred Cannon
Name: Fred Cannon
Title: Chief Executive Officer

Notice Address:
See Schedule 1

GRANTORS:

KIOR COLUMBUS LLC

By:	/s/ Fred Cannon
Name: Fred Cannon
Title: Chief Executive Officer

Notice Address:
See Schedule 1

SIGNATURE PAGE TO AMENDED AND RESTATED SUBORDINATION AGREEMENT

Schedule 1

Notice Information

Khosla Ventures III, LP, As 2013 First-Lien Agent and Control Agent

2128 Sand Hill Road

Menlo Park, CA 94025

Facsimile: 650-926-9590

Telephone: 650-376-8500

KFT Trust, Vinod Khosla, Trustee, As 2014 First-Lien Agent and Control Agent

2128 Sand Hill Road

Menlo Park, CA 94025

Facsimile: 650-926-9590

Telephone: 650-376-8500

1538731 Alberta Ltd., in its capacity As Second-Lien Agent and Control Agent

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3

Attention: Chief Legal Counsel and Corporate Secretary

Facsimile: 780-392-3897

Telephone: 780-392-3835

KiOR, Inc., as Parent

Kior Columbus LLC, as Grantor

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Facsimile: 281-694-8799

Telephone: 281-694-8700

EXHIBIT E

Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Class A Common Stock of

KIOR, INC.

Dated as of [        ] (the “Effective Date”)

WHEREAS, Kior, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with [            ] (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Class A Common Stock (as defined below) pursuant to this Warrant Agreement (this “Warrant”);

NOW, THEREFORE, in consideration of Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

Section 1. Grant of the Right to Purchase Warrant Shares. For value received, the Company hereby grants to Warrantholder, and Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, [the quotient of (a) [10% of loan amount extended divided by (b) the Exercise Price] fully paid and non-assessable shares of Class A Common Stock at a per share price equal to the Exercise Price (as defined below). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. As used in this definition of the term “Affiliate,” “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day, except Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Bylaws” means the Company’s bylaws or other similar governing provisions, as may be amended from time to time.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Class A Common Stock” means shares of the Company’s Class A common stock, $.0001 par value per share.

“Exercise Price” means the closing price of a share of Class A Common Stock on the date of the Loan Agreement, as adjusted as set forth herein.

“Form Warrant” means a warrant in the form set forth in Exhibit E of the Loan Agreement.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the Exercise Date for such exercise multiplied by the number of Warrant Shares requested to be exercised under this Warrant pursuant to such exercise.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise hereof.

Section 2. Term of the Agreement. Except as otherwise provided for herein, the term of this Warrant and the right to purchase Warrant Shares as granted under this Warrant shall commence on the Effective Date and shall be exercisable, in whole or in part, at any time, or from time to time, for a period ending at 5:00 p.m., California time, on the date that is seven (7) years after the Effective Date or, if such day is not a Business Day, on the next preceding Business Day (such date or next preceding Business Day, as applicable, the “Expiration Date”).

Section 3. Exercise of the Purchase Rights.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by Warrantholder, in whole or in part, at any time, or from time to time, prior to 5:00 p.m., California Time, on the Expiration Date, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. The date on which such Notice of Exercise is so tendered is herein referred to as the “Exercise Date” for such exercise. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to Warrantholder a certificate for the number of Warrant Shares purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at Warrantholder’s election either (i) by cash or check, or (ii) by surrender of this Warrant for Warrant Shares to be exercised under this Warrant, after which the Company shall, if the remaining number of shares purchasable hereunder (assuming no Net Issuance) immediately after the relevant exercise, as determined below, is greater than zero, execute and deliver, to Warrantholder, an amended Agreement covering such remaining number of shares (“Net Issuance”). If Warrantholder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

Where:	X = the number of Warrant Shares to be issued to Warrantholder.

Y =	the number of Warrant Shares requested to be exercised under this Warrant (including the number of shares to be cancelled in payment of the Purchase Price).

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A =	the fair market value of one (1) share of Class A Common Stock on the Exercise Date.

B =	the Exercise Price per share for such Warrant Shares.

For purposes of the above calculation, the fair market value of the Class A Common Stock shall mean with respect to each share of Class A Common Stock:

(i) if the Class A Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, LLC or any other securities exchange, the fair market value shall be deemed to be the average of the closing prices per share over the five (5) trading day period ending on, and including, the Exercise Date; or

(ii) if at any time the Class A Common Stock is not listed on any securities exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer (not a current employee or Affiliate) for Class A Common Stock, in an arms’ length transaction, sold by the Company from authorized but unissued shares, as determined in good faith by the Board.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder (assuming no Net Issuance). All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not, as of the Expiration Date, previously exercised as to all the Warrant Shares subject hereto, and if the fair market value per share of Class A Common Stock on the Expiration Date is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised, on a Net Issuance basis, pursuant to Section 3(a) (even if not surrendered) on such Expiration Date. For purposes of such automatic exercise, the fair market value per share of Class A Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify Warrantholder of the number of Warrant Shares, if any, Warrantholder is to receive by reason of such automatic exercise.

(c) Legend. Each certificate for the Warrant Shares purchased upon exercise of this Warrant shall bear the restrictive legend set forth on the first page of this Warrant. Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares (i) if such shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares by the holder thereof, (ii) if such shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if, upon advice of counsel to the Company, such shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by either (x) a written opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of the Warrant Shares purchased upon exercise of this Warrant or (y) a certification by such holder, in customary form, that conditions to the resale of such shares pursuant to Rule 144(b) (or any successor thereto) have been satisfied (it being understood that in no event shall such holder be required to certify as to the satisfaction of the conditions set forth in paragraph (c) or (i) of Rule 144 (or any successor thereto). The removal of such restrictive

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legend from any certificates representing the Warrant Shares purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, or in a transaction not subject thereto, and that if such shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 4. Reservation of Shares. During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights to purchase Warrant Shares as provided for herein, assuming this Warrant were exercised in full and not on a Net Issuance basis.

Section 5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per share of Class A Common Stock on the Exercise Date for such exercise.

Section 6. No Rights as Shareholder/Stockholder. This Agreement does not entitle Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.

Section 7. Warrantholder Registry. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 8. Adjustment Rights. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment, as follows:

(a) Class A Common Stock Change Event. If at any time there shall occur any transaction (each, a “Class A Common Stock Change Event”) (i) that is either (w) a recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or changes in par value, including from par value to no par value or from no par value to par value); (x) any consolidation, merger or combination involving the Company; (y) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole; or (z) any statutory share exchange; and (ii) as a result of such transaction, the Class A Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (such stock, securities, property, assets or cash, the “Reference Property,” and the amount of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such transaction (without regard to any arrangement pursuant to which fractional units of property will not be delivered), a “Reference Property Unit”), then the Company or such successor or purchasing person, as the case may be, shall, as a condition precedent to such Class A Common Stock Change Event (and, in the event such successor or purchasing person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to Warrantholder an amended Warrant providing that, from and after the effective time of such Class A Common Stock Change Event, the consideration due upon exercise of this Warrant shall be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Warrant were instead a reference to the same number of Reference Property Units. For the avoidance of doubt, from and after such effective time, the fair market value of a Reference Property Unit shall be determined (x) to the extent any component thereof consists of securities, on the same basis as that set forth in the penultimate paragraph

4

of Section 3(a) and (y) to the extent any component thereof does not consist of securities, on the basis of the fair market value thereof (determined in good faith by the Board or the board of directors or similar governing body of the Company’s successor). If a Class A Common Stock Change Event causes the Class A Common Stock to be converted into, or exchanged for, or to constitute solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then the amount and kind of Reference Property used to determine the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election. If such successor or purchasing person is not the Company, then such amended Warrant shall provide for the assumption, by such successor or purchasing person, of the Company’s obligations with respect hereto. If, pursuant to such Class A Common Stock Change Event, the Reference Property includes shares of stock or other securities and property of a person other than the successor or purchasing person, as the case may be, in such Class A Common Stock Change Event, then such amended Warrant shall also be executed by such other person. In connection with a Class A Common Stock Change Event, Warrantholder may exercise this Warrant, in whole or in part, with the Exercise Date being deemed to be the effective date of such Class A Common Stock Change Event, without the need for the relevant Notice of Exercise to specify such effective date, provided such Notice of Exercise is tendered to the Company no later than three days before the effective date of such Class A Common Stock Change Event.

(b) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the Class A Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Class A Common Stock payable in Class A Common Stock, then (x) the Exercise Price shall be adjusted, from and after the ex date for such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such ex date by a fraction (A) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution; and (y) the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) shall be adjusted, from and after such ex date, to that number of shares determined by multiplying the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) immediately prior to such ex date by the reciprocal of the fraction referred to in clause (x) above; or

(ii) make any other distribution with respect to Class A Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that Warrantholder shall receive upon each subsequent exercise of this Warrant, the same kind and amount of property it would have received in such distribution had Warrantholder held, on the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution, a number of shares of Class A Common Stock equal to the number of Warrant Shares issuable upon such exercise.

5

(d) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of common stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall occur any Class A Common Stock Change Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote in respect of such Class A Common Stock Change Event, dissolution, liquidation or winding up; and (B) in the case of any such Class A Common Stock Change Event, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon such Class A Common Stock Change Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the total number of Warrant Shares subject to purchase hereunder (assuming no Net Issuance) after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(e) Timely Notice. Failure to timely provide such notice required by subsection (d) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 12(f), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (d).

Section 9. Representations, Warranties and Covenants of the Company.

(a) Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of Warrantholder’s rights (assuming no Net Issuance) have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Warrant Shares issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Warrantholder true, correct and complete copies of its Charter and Bylaws. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the Warrant Shares issuable hereunder, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (i) does not violate the Company’s Charter or Bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

6

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Issued Securities. All issued and outstanding Class A Common Stock or other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Class A Common Stock or other securities of the Company were issued in full compliance with all federal and state securities laws.

(e) Exempt Transaction. Subject to the accuracy of Warrantholder’s representations in Section 10, the issuance of the Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(f) Compliance with Rule 144. If Warrantholder proposes to sell Warrant Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon Warrantholder’s written request to the Company, the Company shall furnish to Warrantholder, within three Business Days after receipt of such request, a written statement confirming the Company’s compliance with the requirements of paragraphs (c) and (i) of such Rule, as such Rule may be amended from time to time. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or such time as the requirements of paragraph (c) of Rule 144, as such Rule may be amended from time to time, no longer apply to this Warrant or to such shares, the Company covenants to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in such a manner so as to comply with paragraph (c) of Rule 144, as such Rule may be amended from time to time.

(g) Denomination Exchanges. Warrantholder shall have the right to request the Company to cause any portion of this Warrant to be represented by one or more separate warrants (each, a “Separate Warrant”), each in the form of a Form Warrant, and the Company hereby covenants that, upon each such request, the Company shall (x) execute and deliver, to Warrantholder, an amended Warrant, which shall reflect the removal of such portion of such portion of this Warrant; and (y) execute and deliver, to Warrantholder, one or more Separate Warrants, each in the form of the Form Warrant, having an aggregate number of underlying Warrant Shares (assuming no Net Issuance), and having a per share Exercise Price, equal to the number of underlying Warrant Shares (assuming no Net Issuance) and the Exercise price, respectively, of such portion of this Warrant.

Section 10. Representations and Covenants of Warrantholder. This Agreement has been entered into by the Company in reliance upon the following representations and covenants of Warrantholder:

(a) Investment Purpose. The right to acquire Warrant Shares upon exercise of Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Warrantholder has no present intention of selling or engaging in any public distribution of the same, in each case except pursuant to a registration or exemption.

7

(b) Private Issue. Warrantholder understands (i) that the Warrant Shares issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated in part on the representations set forth in this Section 10.

(c) Financial Risk. Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. Warrantholder understands that if the Company does not have any class of its securities registered pursuant to Section 12 of the 1934 Act, or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering this Warrant or the underlying Warrant Shares under the Act is not in effect when it desires to sell (i) the rights to purchase Warrant Shares pursuant to this Warrant or (ii) the Warrant Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Warrantholder also understands that any sale of (A) its rights hereunder to purchase Warrant Shares or (B) Warrant Shares issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

(f) No Short Sales. Prior to the Effective Date, Warrantholder has not engaged in any “short sales” of the Class A Common Stock, which short sales have not been covered before such Effective Date. At no time when Warrantholder holds (or has a beneficial interest in) any Warrant Shares issued or issuable pursuant to this Warrant shall Warrantholder engage in “short sales” of the Class A Common Stock. The term “short sale” shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

Section 11. Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer, in each case that are not to be paid by the Company pursuant hereto. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

Section 12. Miscellaneous.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

8

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the non-defaulting party or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Warrant. The parties hereto hereby agree that the terms of this Warrant shall be specifically enforceable by either party hereto.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment.

(d) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and Warrantholder relating hereto, the prevailing party shall be entitled to reasonable and documented attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(d), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(e) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(f) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a Business Day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-Business Day or after such time, the first Business Day thereafter, or the first Business Day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

[    ]

9

If to the Company:

13001 Bay Park Road

Pasadena, Texas 77507

Attn: President

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Attention: Chris Artzer

or to such other address as each party may designate for itself by like notice.

(g) Entire Agreement; Amendments. This Agreement and the Loan Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(h) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(j) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(k) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(l) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(m) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York, New York; (b) waives any objection as to jurisdiction or venue in New York, New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(f), and shall be deemed effective and received as set forth in Section 12(f). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

10

(n) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(o) Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(n) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired New York state judge or a retired Federal court judge. Such proceeding shall be conducted in New York, New York, with New York rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(p) Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(m), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(q) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(r) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	KIOR, INC.

By:

Title:

WARRANTHOLDER:	[ ]

Signature:

	Print Name:	[ ]

	Title:	[ ]

12

EXHIBIT I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Class [ ] Class A Common Stock of [ ], pursuant to the terms of the Agreement dated the [ ] day of [ , ] (the “Agreement”) between [ ] and Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.] [The undersigned Warrantholder hereby elects that the Exercise Date be deemed, pursuant to the last sentence of Section 8(a), to be the effective date of the currently pending Class A Common Stock Change Event.]

(2)	Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:

By:

Title:

Date:

I-1

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                                        ], hereby acknowledge receipt of the “Notice of Exercise” from [            ] to purchase [            ] shares of the Class A Common Stock of [                            ], pursuant to the terms of the Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement (assuming no Net Issuance).

COMPANY:	[ ]

By:

Title:

Date:

II-1

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

III-1

Annex A

Milestones

1.	The Company has made material progress in implementing its business, financial, operational and technology plans;

2.	There is a likelihood of eventual commercial success of the Company’s business plan when considered in light of both internal and external factors, including without limitation, market conditions, costs, competitive developments and an ability to secure financing for the Company; and

3.	Purchaser believes the purchase of additional Notes is appropriate for the Company to continue its operations.

Disclosure Schedules

Schedule 1A

Existing Permitted Indebtedness

1.	KiOR, Inc.

Indebtedness in the principal amount not to exceed $18,974 outstanding on the First Closing minus the amount of any principal repayments in respect thereof to Dell Financial Services L.L.C. and its successors and assigns.

Indebtedness in the principal amount not to exceed $12,750 outstanding on the First Closing minus the amount of any principal repayments in respect thereof to GreatAmerica Leasing Corporation and its successors and assigns.

Indebtedness of $909,743 as of the First Closing under that certain Premium Finance Agreement, dated January 2014, between US Premium Finance and KiOR, Inc.

Indebtedness in connection with credit card reimbursement obligations owed to Silicon Valley Bank from time to time in the maximum amount not to exceed $200,000 at any time outstanding.

Indebtedness of $89,391 as of the First Closing owed to Cisco Systems Capital.

Indebtedness of $1,728 as of the First Closing owed to CIT.

Indebtedness of $21,683 as of the First Closing owed to Wells Fargo.

2.	KiOR Columbus LLC

None.

Schedule 1B

Existing Permitted Investments

KiOR, Inc. has the following Investments as of the First Closing:

Name of Subsidiary	Jurisdiction of Organization or Formation	Organizational Identification Number	Percentage of Equity Interests Owned
Kior Columbus LLC	Delaware	4881599	Wholly owned

Schedule 1C

Permitted Liens

1.	Kior, Inc.

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Dell Financial Services L.L.C.	DE Secretary of State	10/3/2011 2011 2904228	Equipment and software and related property	Computer equipment leased

GreatAmerica Leasing Corporation	DE Secretary of State	12/28/11 2011 4981414	Equipment and related property	Copier equipment leased

US Premium Finance	N/A	N/A	All right, title and interest in certain D & O insurance policies and certain related property	Premium Finance Agreement, dated January 2014, between US Premium Finance and Kior, Inc.

Silicon Valley Bank	N/A	N/A	Deposit accounts and any and all monies at any time held therein with all interest and income thereon, all documents, instruments and agreements evidencing the deposit account and all renewals and replacements of, additions to and proceeds of the same	Credit Card obligations

2.	Kior Columbus LLC

None.

Schedule 1

Subsidiaries

KiOR, Inc. has the following Subsidiaries:

Name of Subsidiary	Jurisdiction of Organization or Formation
Kior Columbus LLC	Delaware

Schedule 4.3

Consents and Authorizations

UCC-1 financing statement filings with the Secretary of State of the State of Delaware which will be filed prior to the First Closing.

Filings with the United States Patent and Trademark Office and the United States Copyright Office which will be filed prior to the First Closing.

Schedule 4.8

Tax Matters

None.

Schedule 4.9

Intellectual Property Claims

None.

Schedule 4.10

Intellectual Property

None.

Schedule 4.11

Company Products

None.

Schedule 4.13

Employee Loans

None.

Schedule 4.15

Commercial Tort Claims

None.

Schedule 4.20

Contracts

None.

Schedule 4.23

Litigation

Berry v. KiOR, Inc., et a/4: 13-cv-02443 (S.D. Tex.)

The Company and certain of its officers have been named in a purported class action lawsuit pending in the United States District Court for the Southern District of Texas, brought by Michael Berry on behalf of individuals who purchased the Company’s common stock. The initial complaint alleged that the Company and its officers made false or misleading statements concerning projected biofuel production levels at the Company’s Columbus, Mississippi facility. The complaint advanced claims pursuant to Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, and sought unspecified compensatory damages and costs and expenses, including attorneys’ fees.

On October 21,2013, two other purported purchasers of the Company’s common stock, Sharon Kegerries and Dave Carlton, filed motions to be appointed as lead plaintiffs in the class action and to have their attorneys approved as lead counsel. Mr. Berry did not file a motion to be appointed as lead plaintiff. On November 25, 2013, Sharon Kegerries and Dave Carlton were appointed Lead Plaintiffs and their selection of co-lead counsel was approved by the court. Lead Plaintiffs then filed an amended class action complaint on January 27, 2014, alleging the Exchange Act and Rule 10b-5 violations of the original complaint and seeking to represent a class of purchasers of Company stock from August 14, 2012 to January 8, 2014. The amended class action complaint names the Company, Fred Cannon and John Karnes as defendants, seeks unspecified compensatory damages and costs and expenses, including attorneys’ fees.

Gedig v. Cannon, et al 4: 13-cv-03773 (S.D. Tex.)

The Company, its President and former Chief Executive Officer and one of its outside directors have been named in a lawsuit pending in the United States District Court for the Southern District of Texas, brought on a derivative basis, allegedly on behalf of the Company. The complaint was filed on December 12,2013, and names as defendants Fred Cannon, John Karnes, Samir Kaul, David Paterson, William Roach, and Gary Whitlock, and names the Company as a nominal defendant. The complaint was filed under seal and alleges breaches of the fiduciary duties of loyalty and good faith in connection with allegedly false or misleading statements about the progress at the Company’s Columbus, Mississippi facility and the timing of projected biofuel production levels.

SEC Investigation

The Company has received a subpoena issued pursuant to a formal order of investigation by the United States Securities and Exchange Commission, dated January 28, 2014. The subpoena seeks documents about, among other subject matters, the progress at its Columbus, Mississippi facility and the timing of projected biofuel production levels. The Company’s document production in response to the subpoena is ongoing.

Department of Labor Whistleblower Matter

A complaint has been field against the Company by Mark Ross, an ex-employee of the Company, with the US Department of Labor Occupational Safety and Health Administration, alleging retaliation in violation of the Sarbanes-Oxley Act.